UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ENTERCOM COMMUNICATIONS CORP.

(Name of Registrant as Specified In Its Charter)

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ENTERCOM COMMUNICATIONS CORP.

401 E. City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Entercom Communications Corp. (the “Company”) will be held at 401 E. City Avenue, Suite 122, Bala Cynwyd PA 19004 on Thursday, May 12, 2016 at 8:30 a.m. (the “Annual Meeting”), for the following purposes:

1.	To elect two Class A Directors each for a one year term expiring at the 2017 Annual Meeting or until their successors are duly elected and qualified;

2.	To elect four Directors, in addition to Class A Directors, each for a one year term expiring at the 2017 Annual Meeting or until their successors are duly elected and qualified;

3.	To consider the approval of the Entercom 2016 Employee Stock Purchase Plan;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

5.	To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

If you were a shareholder of record of our Class A Common Stock, par value $0.01 per share, or Class B Common Stock, par value $0.01 per share, at the close of business on March 4, 2016, you may vote at the Annual Meeting.

In the event a quorum is not present at the Annual Meeting and such meeting is adjourned to a later date at least fifteen days after the initial date of the Annual Meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

By Order of the Board of Directors,

Andrew P. Sutor, IV
Secretary

Bala Cynwyd, Pennsylvania

March 28, 2016

ENTERCOM COMMUNICATIONS CORP.

401 E. City Avenue, Suite 809

Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 12, 2016

The Annual Meeting of Shareholders of Entercom Communications Corp. will be held at 401 E. City Avenue, Suite 122, Bala Cynwyd PA 19004 on Thursday, May 12, 2016 at 8:30 a.m.

ABOUT THIS PROXY STATEMENT

Our Board of Directors has sent you this proxy statement to solicit your vote at the 2016 Annual Meeting of Shareholders, including any adjournment or postponement thereof (the “Annual Meeting”). We will pay all expenses incurred in connection with this proxy solicitation. In addition to mailing this proxy statement to you, we have hired D.F. King & Co., Inc., a division of American Stock Transfer & Trust Company, LLC, to be our proxy solicitation agent for a fee of approximately $6,500 plus expenses. We also may make solicitations by telephone, facsimile or other forms of communication. Brokers, banks and other nominees who hold our stock for other beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

In this proxy statement we summarize information that we are required to provide to you under the Securities and Exchange Commission rules. This proxy statement is designed to assist you in voting your shares. The proxy materials are first being mailed on or about March 28, 2016 to all shareholders of record of our Class A and Class B Common Stock, par value $0.01 per share, at the close of business as of March 4, 2016. Unless the context requires otherwise, all references in this proxy statement to Entercom Communications Corp., “Entercom,” “we,” “us,” “our” and similar terms, refer to Entercom Communications Corp. and its consolidated subsidiaries.

INTERNET AVAILABILITY OF PROXY MATERIAL

Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held on May 12, 2016. The Proxy Statement and Annual Report are available at www.entercom.com/investors. Select “Proxy Material.”

PROPOSALS

At the Annual Meeting, our shareholders will be asked to vote upon the following Proposals:

•	Proposal 1: Election of Class A Directors. Our Board of Directors has nominated the following two persons to stand for election as Class A Directors with one year terms expiring at the 2017 Annual Meeting or until their successors are duly elected and qualified: David J. Berkman and Joel Hollander.

•	Proposal 2: Election of Directors Other Than Class A Directors. Our Board of Directors has nominated the following four persons to stand for election as Directors with one year terms expiring at the 2017 Annual Meeting or until their successors are duly elected and qualified: Joseph M. Field, David J. Field, Mark R. LaNeve and David Levy.

•	Proposal 3: Approval of the Entercom 2016 Employee Stock Purchase Plan. The Board of Directors has approved, and is submitting to the shareholders of the Company for their approval, the Entercom 2016 Employee Stock Purchase Plan.

•	Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm. The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016 and is proposing that the shareholders ratify such selection.

INFORMATION ABOUT VOTING

Record Holders. If you are a shareholder of record of our Class A Common Stock as of the close of business on March 4, 2016, you may vote your shares:

•	By Proxy: You may vote your shares via a toll-free telephone number (1-800-PROXIES (1-800-776-9437)) or over the Internet (www.voteproxy.com) as instructed in the Notice of Internet Availability of Proxy Materials. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations.

•	In Person: You may attend the Annual Meeting and vote in person.

If you are a shareholder of record of our Class B Common Stock as of the close of business on March 4, 2016, you may vote your shares:

•	By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations.

•	In Person: You may attend the Annual Meeting and vote in person.

You may revoke your proxy before it is voted at the meeting if you: (i) send a written notice of revocation dated after the proxy date to our Corporate Secretary; (ii) send our Corporate Secretary a later dated proxy for the same shares of Common Stock; or (iii) attend the Annual Meeting and vote in person.

The address for our Corporate Secretary is Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004, Attention: Andrew P. Sutor, IV, Secretary.

Beneficial Holders. If you are not a shareholder of record of our Class A Common Stock and instead hold your shares in “street name” (i.e., in the name of a bank, broker or other holder of record), you may receive a Notice of Internet Availability of Proxy Materials from the holder of record containing instructions that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

VOTING SECURITIES

Our Amended and Restated Articles of Incorporation (the “Charter”) provide that each share of Class A Common Stock is entitled to one vote and that each share of Class B Common Stock is entitled to ten votes, except: (i) any share of Class B Common Stock not voted by either Joseph M. Field or David J. Field, in their own right or pursuant to a proxy, is entitled to one vote; (ii) the holders of Class A Common Stock, voting as a single class, are entitled to elect two Class A Directors; (iii) each share of Class B Common Stock is entitled to one vote with respect to certain “Going Private Transactions” (as defined in the Charter); and (iv) as required by law. Therefore:

•	Shareholders of our Class A Common Stock at the close of business on March 4, 2016 will be entitled to vote on Proposals 1 through 4.

•	Shareholders of our Class B Common Stock at the close of business on March 4, 2014 will only be entitled to vote on Proposals 2 through 4.

At the close of business on March 4, 2016, there were 32,736,674 outstanding shares of Class A Common Stock, which include 1,516,185 shares that are either unvested restricted stock or vested but deferred shares of restricted stock (neither of which has the right to vote). As a result, as of the close of business on March 4, 2016, there were 31,220,489 shares of our outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting. In addition, at the close of business on March 4, 2016 there were 7,197,532 outstanding shares of our Class B Common Stock and no outstanding shares of our Class C Common Stock. Each share of Class B Common Stock voted by Joseph M. Field or David J. Field with respect to any proposal other than Proposal 1 (with respect to which Class B shares cannot vote) is entitled to ten votes. Holders of our Class C Common Stock, of which there are none, would not be entitled to vote on these proposals.

INFORMATION ABOUT QUORUM AND REQUIRED VOTES

The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter or proposal to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter or proposal. Assuming a quorum is present, votes on the proposals will be tallied as follows:

•	Proposal 1: Election of Class A Directors. The two persons nominated as Class A Directors receiving the most votes from shares of Class A Common Stock will be elected.

•	Proposal 2: Election of Directors Other Than Class A Directors. The four persons nominated as Directors, other than Class A Directors, receiving the most votes from all shares of Class A Common Stock and Class B Common Stock will be elected.

•	Proposal 3: Approval of the Entercom 2016 Employee Stock Purchase Plan. The approval of the Entercom 2016 Employee Stock Purchase Plan requires the affirmative vote from a majority of the votes of all shares of Class A common stock and Class B common stock that are present in person or by proxy and are voting on such proposal.

•	Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016 requires the affirmative vote from a majority of the votes of all shares of Class A Common Stock and Class B Common Stock that are present in person or by proxy and are voting on such proposal.

In the event a quorum is not present at the meeting and such meeting is adjourned to a later date at least fifteen days after the initial date of the meeting, then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matters to be considered.

Unless otherwise required by our Bylaws or by applicable law, approval of any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast by all holders of Class A Common Stock and Class B Common Stock present in person or by proxy; provided that if any shareholders are entitled to vote thereon as a class, such approval will require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class who are present in person or by proxy.

Shares of our common stock represented by proxies that are marked “withhold authority” or are marked “abstain,” or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. Broker non-votes occur when a nominee holding shares of our common stock for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess, or chooses to not exercise, discretionary authority with respect thereto.

Generally, with respect to any matter to be decided by a plurality (such as the election of Directors) or a majority of the votes cast at the meeting, proxies marked “withhold authority” or marked “abstain,” or which constitute broker non-votes will not be counted for the purpose of determining the number of votes cast at the meeting and will have no effect on the outcome of such vote. Notwithstanding the foregoing, with respect to Proposal 3, because of NYSE shareholder approval rules (which treat “abstentions” different than Pennsylvania law), proxies marked “abstain” for Proposal 3 will have the same effect as an “against” vote.

INFORMATION TO RELY UPON WHEN CASTING YOUR VOTE

You should rely only on the information contained in this proxy statement. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this proxy statement. You should not rely on any information or representation not contained in this proxy statement. You should not infer under any circumstances that because of the delivery to you of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date of this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as “anticipates,” “believes,” “continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” and similar expressions, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecasted or anticipated in such forward-looking statements.

You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

PROPOSALS

PROPOSAL 1

ELECTION OF CLASS A DIRECTORS

DESCRIPTION OF PROPOSAL

Two Class A Directors will be elected at the 2016 Annual Meeting to serve until the 2017 Annual Meeting or until their successors are duly elected and qualified. The two Class A nominees of our Board of Directors are David J. Berkman and Joel Hollander. Both of these nominees are incumbent Class A Directors. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEES FOR CLASS A DIRECTORS

•	David J. Berkman—Director. David J. Berkman (age 54) has served as one of our Directors since the consummation of our initial public offering in January 1999. Since January 2000, Mr. Berkman has served as the Managing Partner of Associated Partners, LP, a private equity firm primarily engaged in telecommunications infrastructure investments. He also serves on the boards of directors of Actua Corporation (formerly ICG Group, Inc.), Diamond Resorts International, Inc. and Franklin Square Holdings, LP. Civically, Mr. Berkman serves on the Board of Overseers of the University Of Pennsylvania School of Engineering and Science. Mr. Berkman has a B.S. from the Wharton School of the University of Pennsylvania.

•	Joel Hollander—Director. Joel Hollander (age 60) has served as one of our Directors since November 2013. Since May 2007, Mr. Hollander has been serving as President and Chief Executive Officer of 264 Echo Place Partners, an investment advisory firm. Mr. Hollander previously served as President and Chief Executive Officer of CBS Radio from 2002 until 2007. Prior to joining CBS Radio, Mr. Hollander was Chairman and Chief Executive Officer of Westwood One, a radio program syndication company. Mr. Hollander also currently serves on the Merrill Lynch Client Advisory Board, as well as on the boards of directors of The C. J. Foundation for SIDS, the Tomorrow’s Children Fund, RiverSpring Health Center and the Hackensack Medical Center. Mr. Hollander has a B.S. in Communication and Media Studies from Indiana State University.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees listed above.

In nominating the present slate of Class A Directors, our Board and our Nominating/Corporate Governance Committee considered the following specific experience, qualifications, attributes or skills in concluding that each such nominee should continue to serve as a Director of the Company:

David J. Berkman has served as one of our Directors since the consummation of our initial public offering in January 1999. Mr. Berkman has served as an executive officer and director of a number of public/private companies including several directly involved in the media and communication industries. As a director of these companies, Mr. Berkman serves on various board committees.

Joel Hollander has served as one of our Directors since 2013. Mr. Hollander has significant experience in the media industry, having previously served as President and Chief Executive Officer of CBS Radio, and as Chairman and Chief Executive Officer of Westwood One, a radio program syndication company.

PROPOSAL 2

ELECTION OF OTHER DIRECTORS

DESCRIPTION OF PROPOSAL

In addition to the two Class A directors, four other Directors will be elected at the 2016 Annual Meeting to serve until the 2017 Annual Meeting or until their successors are duly elected and qualified. The four nominees are Joseph M. Field, David J. Field, Mark R. LaNeve and David Levy. Each of the nominees is an incumbent Director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by our Board of Directors.

BOARD OF DIRECTORS’ NOMINEES FOR OTHER DIRECTORS

•	Joseph M. Field—Chairman & Director. Joseph M. Field (age 84) founded Entercom in 1968 and has served as Chairman of our Board of Directors since our inception. Mr. Field served as our Chief Executive Officer from our inception until 2002 and as our President from our inception until 1998. Before entering the broadcasting business, he practiced law for 14 years in New York (including service as an Assistant United States Attorney) and Philadelphia. Mr. Field served on the board of directors of the National Association of Broadcasters for the years 1992 through 1996. Mr. Field currently serves on the boards of directors of the Broadcasters’ Foundation, Mediacast, LLC (d/b/a Specticast), the Philadelphia Orchestra Association, The Mary Louise Curtis Bok Foundation, the Settlement Music School, the National Liberty Museum and the Philadelphia Chamber Music Society. In addition, he serves on the Advisory Board of the University of Pennsylvania’s Field Center for Children’s Policy, Practice & Research. Mr. Field has a B.A. from the University of Pennsylvania, an L.L.B. from Yale Law School and a D.M. from the Curtis Institute of Music. Mr. Field is the father of David J. Field.

•	David J. Field—President and Chief Executive Officer. David J. Field (age 53) has served as our Chief Executive Officer since 2002, our President since 1998, and one of our Directors since 1995. Mr. Field is our Principal Executive Officer. He also served as our Chief Operating Officer from 1996 to 2002 and Chief Financial Officer from 1992 to 1998. Mr. Field joined us in 1987 and served as our Director of Finance and Corporate Development from 1987 to 1988, Vice President-Finance and Corporate Development from 1988 to 1992, Vice President-Operations and Chief Financial Officer from 1992 to 1995 and Senior Vice-President-Operations and Chief Financial Officer from 1995 to 1996. Prior to joining us, he was an investment banker with Goldman, Sachs & Co. Mr. Field served as Chairman of the Radio Board of the National Association of Broadcasters from 2005 to 2007. Mr. Field also currently serves on the boards of directors of the National Constitution Center and The Wilderness Society. He has a B.A. from Amherst College and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Field was named the 2006 Radio Executive of the Year by Radio Ink Magazine and was also recognized as one of the best CEOs in America by Institutional Investor Magazine in 2006, 2007 and 2008. Mr. Field is the son of Joseph M. Field.

•	Mark R. LaNeve—Director. Mark R. LaNeve (age 57) has served as one of our Directors since March 2014. Since January 2015, Mr. LaNeve has been serving as Vice President, U.S. Marketing, Sales and Service of the Ford Motor Company. From August 2012 through January 2014, Mr. LaNeve served as Chief Operating Officer of Global Team Ford, an agency that serves as the marketing and advertising agency for the Ford Motor Company and the Ford and Lincoln brands on a global basis. Global Team Ford is part of the WPP Group, a multinational advertising and public relations company. Mr. LaNeve was previously with Allstate Insurance Corporation where he served as Senior Executive Vice President (January 2011—February 2012) and Chief Marketing Officer (October 2009—February 2012). Prior to joining Allstate, Mr. LaNeve was Vice President of Sales, Service and Marketing at General Motors Corporation (September 2004—January 2009). Mr. LaNeve currently serves on the Board of Directors of Autism Speaks. Mr. LaNeve has a B.A. in Marketing from the University of Virginia.

•	David Levy—Director. David Levy (age 53) has served as one of our Directors since May 2015. Since 2013, Mr. Levy has served as President of Turner Broadcasting System, Inc. where he oversees all creative and business activity of the Turner signature entertainment networks TBS, TNT, Turner Classic Movies, truTV, Cartoon Network, Boomerang and Adult Swim, and their digital brand extensions, as well as Turner Sports. Additionally, Mr. Levy is responsible for overseeing domestic ad sales and distribution revenue for Turner’s portfolio of networks including TNT, TBS, CNN, HLN, TCM, Cartoon Network, Adult Swim, Boomerang, truTV and CNN Airport Network. Mr. Levy had previously served as President, Sales, Distribution and Sports for Turner since 2003. Mr. Levy also currently serves on the board of Duplication Services Inc., a privately owned company. Mr. Levy has a B.S. from Syracuse University – Martin J. Whitman School of Management.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees listed above.

In nominating the present slate of other Directors, our Board and our Nominating/Corporate Governance Committee considered the following specific experience, qualifications, attributes or skills in concluding that each such nominee should continue to serve as a Director of the Company:

Joseph M. Field is the founder of the Company. Mr. Field has been serving as our Chairman of the Board since our founding in 1968. Formerly, Mr. Field served as our President/CEO for 30 years and as our CEO for 33 years.

David J. Field has served as our Chief Executive Officer since 2002 and a Director since 1995. In addition to having served in various operating and financial capacities for the Company, Mr. Field has previous experience in the investment banking industry. Further, Mr. Field has experience in serving in a leadership capacity within the radio broadcast industry.

Mark R. LaNeve has served as one of our Directors since March 2014. Mr. LaNeve has significant experience in the advertising industry, presently serving as Vice President, U.S. Marketing, Sales and Service of the Ford Motor Company, and having previously served as Chief Operating Officer of Global Team Ford, Chief Marketing Officer of Allstate, Chief Marketing Officer of Volvo (where he later served as President and CEO) and Vice President of Sales, Service and Marketing at General Motors.

David Levy has served as one of our Directors since May 2015. Mr. Levy has significant experience in the media industry, presently serving as the President of Turner Broadcasting System, and having previously served as President, Sales Distribution and Sports for Turner since 2003.

PROPOSAL 3

APPROVAL OF THE ENTERCOM 2016 EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF PROPOSAL

On February 10, 2016, our Board of Directors adopted the Entercom 2016 Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval at the 2016 Annual Meeting of Shareholders. If approved by our shareholders, the ESPP will become effective on May 12, 2016.

Our Board of Directors believes it is in our best interests and the interests of our shareholders to adopt the ESPP. The ESPP is intended to encourage ownership in our Class A common stock by our employees and to provide an additional incentive for them to promote the long-term growth and success of our business. We believe that providing our employees with a convenient method to invest in our Class A common stock will increase the equity stake of our employees and will benefit our shareholders by aligning more closely the interest of participating employees with those of our shareholders. Shareholder approval of the ESPP is necessary in order for the ESPP to meet the requirements of Section 423 of the Internal Revenue Code, as amended (the “Code”).

The material terms of the ESPP are summarized below. A copy of the full text of the ESPP is attached to this Proxy Statement as Exhibit A. This summary of the ESPP is not intended to be a complete description of the ESPP and is qualified in its entirety by the actual text of the ESPP to which reference is made.

Summary of the 2016 Employee Stock Purchase Plan

Purpose. The ESPP allows employees of our company and our wholly-owned U.S. subsidiaries, and, to the extent approved by our Board of Directors, employees of other subsidiaries or affiliated companies, to purchase shares of our Class A common stock at up to a 15% discount through payroll deductions. The purpose of the ESPP is to provide participating employees with the opportunity to acquire an ownership interest in us. These ownership interests are designed to provide an incentive for participants to help increase our long-term growth and success and provide an opportunity to share in that success as we continue to shape the future of our business.

Administration. The ESPP is administered by the Compensation Committee of our Board of Directors, or another committee appointed by our Board of Directors for such purpose (the “plan administrator”). The plan administrator will have full discretionary authority to interpret and construe any provision of the ESPP and to adopt such rules and regulations for administering the ESPP as it deems necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the plan administrator will be final and binding on all parties having an interest in the ESPP. The plan administrator may delegate its ministerial duties to one or more subcommittees, or to a third party administrator, as it deems appropriate.

Shares Available for Issuance Under the ESPP. We have reserved 1,000,000 shares of our Class A common stock for issuance under the ESPP. The foregoing share limit is subject to adjustments in certain circumstances described below

Adjustments. In connection with stock splits, stock dividends, spinoffs, recapitalizations, combination of shares, exchange of shares and other events affecting our Class A common stock, the plan administrator will make adjustments as it deems appropriate in its sole discretion to the maximum number and class of securities issuable under the ESPP, the maximum number and class of securities purchasable per participant on any purchase date, if applicable, the maximum number and class of securities purchasable in total by all participants on any purchase date, if applicable, and the number and class of securities and the price per share in effect under each outstanding option, in order to prevent the dilution or enlargement of benefits thereunder.

Eligibility. Each of our employees, employees of our wholly-owned U.S. subsidiaries, and employees of such other subsidiary or affiliate companies as may be authorized by our board or directors, in each case, who is regularly scheduled to work more than twenty hours per week and for more than five months per calendar year and who has completed at least one year of employment with us, one of our wholly-owned U.S. subsidiaries or such subsidiary or affiliate companies authorized by our Board of Directors will be eligible to participate in the ESPP. Under the requirements of Section 423 of the Code, an employee who owns five percent or more of the total combined voting power of all classes of our stock is not eligible to participate. For purposes of determining who is a five percent owner, attribution of ownership rules apply, and shares of stock subject to outstanding options are taken into account. As of March 4, 2016, four (of five) named executive officers, four (of six) executive officers, and approximately 1,804 other employees are eligible to participate in the ESPP. Eligible employees may not participate in more than one offering period at a time, if applicable.

Offering Period. Under the ESPP, there will be a series of consecutive offering periods, each not to exceed twenty-seven months long. Unless the plan administrator determines otherwise prior to the beginning of an offering period, each offering period will begin at three-month intervals on each January 1, April 1, July 1 and October 1 (or the next business day if such date is not a business day) over the term of the ESPP and will last for three months, ending on March 31, June 30, September 30 and December 31 (or the closest business day preceding such date if such date is not a business day), as the case may be. The first offering period will begin on July 1, 2016 and will end on September 30, 2016, subject to shareholder approval of the ESPP.

Participation. Each eligible employee who elects to participate in an offering period will be granted an option to purchase shares of our Class A common stock on the first day of the offering period. The option will automatically be exercised on the last business day of the offering period, which is the purchase date, based on the employee’s accumulated contributions to the ESPP. The purchase price of each share of our Class A common stock under the ESPP will be equal to 85% of the closing selling price per share of our Class A common stock on the purchase date. Participants will generally be permitted to allocate up to 15% of their compensation to purchase our Class A common stock under the ESPP. An eligible employee who is actively participating in the ESPP will automatically be enrolled to participate in the next offering period, unless the eligible employee elects prior to the beginning of the next offering period to cease participation in the ESPP.

Cessation of Participation. Participants may withdraw from participation in the ESPP at any time during any offering period. A participant who elects to cease participation in the ESPP for a particular offering period may not rejoin that offering period at a later date. At the participant’s election, any payroll deductions collected during the offering period in which the participant withdraws will be refunded to the participant, or held for the purchase of shares on the purchase date. If the participant does not make an election, the payroll deductions collected during the offering period in which the participant withdraws will be refunded, and no shares will be purchased for the participant. Participation ends automatically upon termination of employment or if the participant ceases to be an eligible employee for any reason (including death, disability or change in status).

Maximum Number of Purchasable Shares. The maximum number of shares that a participant may purchase on any purchase date may not exceed 2,000 shares, subject to adjustment by the plan administrator prior to the beginning of the offering period and subject to share adjustments in connection with certain events as described above. The plan administrator has the discretionary authority, exercisable prior to the start of any offering period, to determine whether there will be a maximum number of shares that may be purchased in the aggregate by all participants in the ESPP on any one purchase date. In addition, no participant may purchase more than $25,000 worth of our Class A common stock under the ESPP during each calendar year that the option is outstanding. If an offering period overlaps more than one calendar year, the unused portion of the $25,000 limit may be carried over from one calendar year to the next calendar year within the same offering period.

Change of Control. If we experience a change of control while the ESPP is in effect, unless the plan administrator determines otherwise, no outstanding options under the ESPP will be exercised for the offering period in which the change of control occurs and all payroll deductions accrued during the offering period up to the date immediately prior to the date of the change of control will be refunded to participants.

ESPP Brokerage Account; Restrictions on Sale. The shares purchased by each participant will be deposited into a brokerage account that we establish for the participant at a brokerage firm that we designate. Unless the shares are sold, the shares must be held in that brokerage account until the later of the end of the two-year period from the start date of the offering period in which the shares were purchased and the end of the one-year period measured from the purchase date. Unless the shares are sold, the shares in the brokerage account are not transferable until the holding periods described above have expired. The plan administrator may require that shares acquired under the ESPP be held for a period of up to 12 months following the purchase date. If the plan administrator implements such a restriction, it will not apply in the event of a participant’s death to the transfer of shares to the participant’s estate or the subsequent sale of the shares by the estate.

Amendment. Our Board of Directors may amend or terminate the ESPP at any time, with such amendment or termination to become effective immediately following the close of an offering period. However, our Board of Directors may not amend the ESPP without shareholder approval if such amendment requires shareholder approval under federal or state law or regulation, or under the applicable stock exchange rules, or in order for the ESPP to continue to meet the requirements of Section 423 of the Code.

Termination. Unless sooner terminated by our Board of Directors, the ESPP will terminate upon the date all shares available for issuance under the ESPP have been issued.

Benefits Under the ESPP. The benefits to be received by our executive officers and employees under the ESPP are not determinable because, under the terms of the ESPP, the amounts of future stock purchases are based upon elections made by eligible employees subject to the terms and limits of the ESPP. Directors who are not employees do not qualify as eligible employees and thus cannot participate in the ESPP. Future purchase prices are not determinable because they will be based upon the closing selling price of our Class A common stock. No shares of our Class A common stock have been issued with respect to the ESPP for which shareholder approval is being sought under this proposal.

The closing selling price per share of our Class A common stock on March 4, 2016, was $11.62.

Dilution

When determining the number of shares available for issuance under the ESPP, the Compensation Committee considered, among other factors, its expectation of potential future share purchases under the ESPP and the potential dilution of the ESPP to Entercom’s current shareholders as measured by “overhang” (see below). The Compensation Committee determined that reserving 1,000,000 shares for the ESPP was appropriate by considering, among other factors, activity under the Company’s prior employee stock purchase plan and its expectation that there would be significant participation by employees in this plan.

The 1,000,000 shares available for issuance under the ESPP represent an “overhang” of approximately 2.4% as of March 4, 2016. We calculate “overhang” as the ratio of: (a) shares available for issuance under the ESPP; divided by (b) the sum of: (i) the number of common shares outstanding; and (ii) the shares available for issuance under the ESPP. If we included the impact of our equity compensation plan in this calculation (including both shares available for grant and outstanding options thereunder), then the “overhang” of the ESPP would be 2.3%.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to options that may be awarded under the ESPP. The ESPP is intended to qualify as an employee ESPP within the meaning of Section 423 of the Code. The ESPP is not intended to qualify under Section 401 of the Code and is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended. This description of the federal income tax consequences of the ESPP is not a complete description. There may be different tax consequences under certain circumstances, and there may be federal gift and estate tax consequences and state, local and foreign tax consequences. All affected individuals should consult their own advisors regarding their own situation. This discussion is intended for the information of the shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who will participate in the ESPP.

Under the Code as currently in effect, a participant in the ESPP will not be deemed to have recognized income, nor will we be entitled to a deduction, upon the participant’s purchase of our Class A common stock under the ESPP. Instead, a participant will recognize income when he or she sells or otherwise disposes of our Class A common stock or upon his or her death.

If a participant sells our Class A common stock purchased under the ESPP more than two years after the date on which the option to purchase our Class A common stock was granted and more than one year after the purchase of our Class A common stock (the holding period), a portion of the participant’s gain will be ordinary income and a portion will be capital gain. The participant will be taxed at ordinary income tax rates on the excess of the value of our Class A common stock on the date on which the option was granted (on the first day of the offering period) over the purchase price, or, if less, the entire gain on the sale. The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant’s basis in our Class A common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long our Class A common stock is held by the participant. We will not be entitled to any tax deduction with respect to a sale by a participant after the holding period.

If a participant sells our Class A common stock before the expiration of the holding period, the participant generally will be taxed at ordinary income tax rates to the extent that the value of our Class A common stock on the purchase date exceeded the purchase price. We will be entitled to a corresponding deduction. The participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant’s basis in our Class A common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long our Class A common stock is held by the participant.

The estate of a participant who dies while holding our Class A common stock purchased under the ESPP will recognize ordinary income in the year of the participant’s death in an amount equal to the excess of the value of our Class A common stock on the date on which the option was granted over the purchase price, or, if less, the amount by which the fair market value of our Class A common stock on the date of death exceeds the purchase price.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the approval of the Entercom 2016 Employee Stock Purchase Plan.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DESCRIPTION OF PROPOSAL

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016 and is proposing that the shareholders ratify such selection. Although ratification is not required by law, the Audit Committee believes that our shareholders should be given an opportunity to express their views on the subject. SEC Rule 10A-3(b)2 requires that the audit committee “must be directly responsible for the appointment . . . of any registered public accounting firm.” Since the Audit Committee cannot abdicate this authority to the shareholders, the ratification of the selection is not binding. Any failure of the shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm would, however, be considered by the Audit Committee in determining whether to continue the engagement of PricewaterhouseCoopers LLP.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) has served as our independent registered public accounting firm since June 2002. Our Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2016. It is anticipated that a representative of PwC will attend the annual meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

Principal Accounting Firm Fees And Expenses. The following table sets forth the aggregate fees and expenses billed to us by PwC, our principal accounting firm, for the fiscal years ended December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014
	(amounts in thousands)
Audit Fees	$849	$620	(1)
Audit-Related Fees	—	—
All Other Fees	$2	$2	(2)
TOTAL	$851	$622

(1)	The professional services rendered for 2015 and 2014 included: (i) the audit of our annual financial statements and our internal control over financial reporting; and (ii) reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Amounts include the reimbursement of expenses incurred by our accounting firm in connection with their performance of such professional services. Fees were higher in 2015 primarily related to our 2015 business combinations.
(2)	A subscription service for PwC’s accounting guidance.

Utilization of De Minimus Approval Exemption. Zero percent of the Principal Accounting Firm Fees listed above were approved under the approval provisions of Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Pre-Approval Policies. The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors since, under the amended and restated Audit Committee Charter, all auditor engagements must be approved in advance by the Audit Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2016.

MANAGEMENT INFORMATION

BOARD OF DIRECTORS

Presently, there are six members of our Board of Directors, including each of the nominees named herein. Four of the six Directors are neither our officers nor employees. Our Board of Directors met six times in 2015. Our Board of Directors has adopted certain standing committees including: (i) an Audit Committee; (ii) a Compensation Committee; (iii) a Nominating/Corporate Governance Committee; and (iv) an Executive Committee.

Director Independence.

Our Board of Directors has determined that each of David J. Berkman, Joel Hollander, Mark R. LaNeve and David Levy has no material relationship with the Company and each is therefore an “independent director” as defined by Section 303A.02 of the listing standards of the New York Stock Exchange. We have not made any charitable contributions to any charitable organization in which a Director serves as an executive officer where, within the preceding three years, contributions in any single year exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Committees of our Board of Directors.

•	Audit Committee. The Audit Committee consists of Joel Hollander, Chairman, David J. Berkman and Mark R. LaNeve. The Audit Committee met four times in 2015. The Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Audit Committee Charter is posted on our website located at www.entercom.com/investors (Select “Governance”). Each member of the Audit Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange. No audit committee member simultaneously serves on the audit committees of more than three public companies.

Audit Committee Financial Expert. Our Board of Directors has determined that Joel Hollander is an Audit Committee Financial Expert. Mr. Hollander is “independent” as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

•	Compensation Committee. The Compensation Committee consists of David J. Berkman, Chairman, Joel Hollander and Mark R. LaNeve. The Compensation Committee met four times in 2015. The Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Compensation Committee Charter is posted on our website located at www.entercom.com/investors (Select “Governance”). Each member of the Compensation Committee is independent as defined in Section 303A.02 of the listing standards of the New York Stock Exchange.

The Compensation Committee conducts a general review of our compensation plans to ensure that they meet corporate objectives, including review and approval of all compensation paid to our executive officers. The responsibilities of the Compensation Committee also include administering and interpreting the Entercom Equity Compensation Plan, including selecting the officers, employees and other qualified recipients who will be granted awards thereunder. A narrative description of our Committee’s processes and procedures for the consideration and determination of executive and Director compensation is contained in the Compensation Discussion and Analysis in this Proxy Statement.

During 2015, neither the Company nor the Compensation Committee utilized any other compensation consultant in determining or recommending the amount or form of executive or Director compensation other than in a role limited to: (a) consulting on broad-based plans that do not discriminate in scope, terms, or operation in favor of our executive officers or Directors, and that are available generally to all salaried employees; or (b) providing information that either is not customized for us or that is customized based on parameters that are not developed by the compensation consultant and about which the compensation consultant does not provide advice.

Compensation Committee Interlocks And Insider Participation. None of the members of the Compensation Committee was at any time one of our officers or employees. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

•	Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee consists of Joel Hollander, Chairman, David J. Berkman and David Levy. The Nominating/Corporate Governance Committee met three times in 2015. The Committee informally engages in discussions with management throughout the year. A copy of the Amended and Restated Nominating/Corporate Governance Committee Charter is posted on our website located at www.entercom.com/investors (Select “Governance”).

The Nominating/Corporate Governance Committee is responsible for the recommendation of criteria for selection of Board members and assisting our Board of Directors in identifying candidates. The Nominating/Corporate Governance Committee will consider nominees recommended by shareholders. Shareholders should submit any such recommendations to our Corporate Secretary. In addition, shareholders may make their own director nominations in accordance with the procedures for Shareholder Director Nominations described in this Proxy Statement under the heading “Shareholder Proposals For 2016 Annual Meeting.”

The Nominating/Corporate Governance Committee has not established any specific minimum qualifications that must be met by a Committee-recommended nominee for a position on our Board of Directors. While the Nominating/Corporate Governance Committee has not established any requirement to consider diversity in identifying nominees for Director, our Corporate Governance Guidelines provides that the Committee may consider differences of viewpoint, professional experience, education, skill and other individual qualities and attributes.

The Nominating/Corporate Governance Committee identifies prospective candidates for recommendation to our Board of Directors upon recommendations from other Directors, management and our shareholders. In addition, the Committee has in the past retained the services of a professional search firm to identify prospective candidates. The Committee does not have a formal review policy for prospective Committee-recommended nominees.

Each of the nominees was elected by the shareholders at the previous annual meeting of shareholders.

•	Executive Committee. The Executive Committee consists of Joseph M. Field, Chairman, David J. Field and David J. Berkman. The Executive Committee did not meet in 2015. The Executive Committee has the authority to approve, upon unanimous consent of such committee, acquisitions and expenditures for certain radio and radio related synergistic investments subject to pre-defined size limits.

Board Leadership Structure and Risk Oversight

Since our inception in 1968, Joseph M. Field has served as our Chairman. In addition, Joseph M. Field served as our Chief Executive Officer from our inception until 2002. Upon the promotion of David J. Field to the position of Chief Executive Officer in 2002, the roles of Chief Executive Officer and Chairman were split. While the roles of CEO and Chairman are presently split, we do not have a policy requiring the bifurcation of these two positions.

Although we do not have a lead independent Director, pursuant to our governance guidelines, non-management Directors hold executive sessions without management present generally following each regular board meeting. In 2015, our board held six meetings and the independent Directors held four executive sessions. The presiding Director determines the agenda for the session and, after the session, acts as a liaison between the non-management Directors and the Chairman. This regular rotation of the presiding Director role allows all of our independent Directors to play a leadership role on our board.

As of March 4, 2016, Joseph M. Field beneficially owned 1,563,291 shares of our Class A common stock and 6,148,282 shares of our Class B common stock, representing approximately 61.6% of the total voting power of all of our outstanding common stock. Accordingly, Joseph M. Field is generally able to control the vote on all matters submitted to the vote of shareholders and, therefore, is able to direct our management and policies, except with respect to those matters in which the shares of our Class B common stock are only entitled to one vote and those matters requiring a class vote under the provisions of our articles of incorporation, bylaws or applicable law, including, without limitation, the election of the two Class A Directors.

In accordance with NYSE requirements, our Audit Committee’s charter provides that it is responsible for discussing with management our policies with respect to risk assessment and risk management. In addition, our Audit Committee also discusses with management our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing risk management for the company. The full Board also engages in periodic discussions with our CEO, CFO, and other company officers as the board may deem appropriate. In addition, each of our board committees considers the risks within its area of responsibilities. We believe that the leadership structure of our board supports the Board’s effective oversight of the company’s risk management.

Director Meeting Attendance.

•	Committee and Board Meetings. Each Director attended at least 75% of the aggregate of the meetings of both our Board of Directors and the meetings of the committee(s) on which such Director served during 2015.

•	Annual Shareholders’ Meetings. We do not maintain a policy regarding Director attendance at the Annual Meeting of shareholders. At the 2015 Annual Meeting of shareholders, four of the five Directors elected at such meeting were present.

Non-Management Directors

•	Meetings. Our non-management Directors regularly meet in executive sessions. At these meetings, one Director presides. The role of presiding Director rotates among the chairpersons of the following committees of our Board of Directors, in the following order: (i) Nominating/Corporate Governance Committee, (ii) Compensation Committee, and (iii) Audit Committee; provided that, if any such chairperson is absent, then such absent Director is skipped in the rotation and the next chairperson in the foregoing order serves as the presiding Director at such meeting.

•	Communications With Non-Management Directors. We have established a process for interested parties to make their concerns known to the non-management Directors. See below under “Communications With Directors.”

Communications With Directors

We have established a mechanism to facilitate the ability of interested parties to make their concerns known to our Board of Directors, our non-management Directors or any other group or specific individual Director(s). Specifically, any interested party desiring to so communicate can either: (i) send an email to “d i r e c t o r s” followed by the extension “@ e n t e r c o m . c o m”. In order to enable spam filtering, only email with the subject line: “ETM Board Message” will be read; or (ii) send a letter to Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004, Attn: Director Communication. Each correspondence sent in the foregoing manner (other than mail regarding matters that are not in the province of our Board of Directors) is distributed in print form to our Directors or such other sub-group thereof as may be specified by the sender.

EXECUTIVE OFFICERS

The table below sets forth certain information regarding those persons currently serving as our Executive Officers.

NAME AND TITLE	PRIOR BUSINESS EXPERIENCE
David J. Field President and Chief Executive Officer	See “Board of Directors Nominees For Other Directors” above.

Joseph M. Field Chairman of the Board	See “Board of Directors Nominees For Other Directors” above.

Stephen F. Fisher Executive Vice President and Chief Financial Officer Principal Financial Officer	Stephen F. Fisher (age 63) has served as our Chief Financial Officer since 1998 and our Executive Vice President since 2000. He previously served as our Senior Vice President from 1998 to 2000. Prior to joining us, Mr. Fisher was a Managing Director with a private equity firm located in Bala Cynwyd, Pennsylvania. From 1978 to 1994, Mr. Fisher held numerous operational and financial management positions with Westinghouse Broadcasting Company (now part of CBS, Inc.), including the positions of Corporate Executive Vice President, General Manager of their Los Angeles news radio station and Controller of the Radio Group. He has an M.A. from Bob Jones University and an M.B.A. from the University of South Carolina. Mr. Fisher presently serves on the board of directors of Knoll, Inc. and the National Association of Broadcasters.

Louise C. Kramer Chief Operating Officer	Louise C. Kramer (age 60) has served as our Chief Operating Officer since May 2015. Ms. Kramer previously served as our Station Group President from April 2013 through May 2015, one of our Regional Presidents from December 2007 through April 2013 and a Regional Vice President from January 2000 through December 2007. Prior to joining us in 2000, Ms. Kramer served as General Manager for CBS radio in Chicago.

Andrew P. Sutor, IV Senior Vice President, General Counsel & Secretary	Andrew P. Sutor, IV (age 43) currently serves as our Senior Vice President and General Counsel (since January 2013) and Secretary (since January 2014). Since July 2014, Mr. Sutor has oversight of our Technical Operations Department. Mr. Sutor previously served as our Vice President (since September 2010) and Corporate Counsel (since 2007). Prior to joining us in 2002, Mr. Sutor was an associate in the Business Law Department of Saul Ewing, LLP, a regional Mid-Atlantic law firm based in Philadelphia, Pennsylvania. Mr. Sutor has a J.D. from the Villanova University School of Law and a B.A. in both Economics and Political Science from the University of Pennsylvania.

Eugene D. Levin Vice President, Treasurer & Controller Principal Accounting Officer	Eugene D. Levin (Age 65) currently serves as our Principal Accounting Officer (since February 2007), Vice President (since May 2006), Treasurer (since 1988), Assistant Secretary (since 1988) and Controller (since 1977). Prior to joining us, Mr. Levin was a senior accountant for Laventhal and Horwath, and an operational/financial auditor and divisional controller for After-Six Inc. Mr. Levin has a B.S. from Pennsylvania State University and is a certified public accountant. Mr. Levin currently serves as an Executive Director and member of the board of directors of the Radio Music Licensing Committee. Mr. Levin also currently serves on the Streaming Advisory Committee of the National Association of Broadcasters. In addition, Mr. Levin is a member of the board of directors of Earth Force.

TRANSACTIONS WITH RELATED PERSONS

2015 Transactions

During 2015 there were no, and currently there are no proposed, transactions in which we were or are to be a participant where the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, which would be required to be disclosed herein pursuant to Item 404(b) of regulation S-K.

Policies And Procedures For Review, Approval, Or Ratification

Our Board of Directors, upon the recommendation of our Nominating / Corporate Governance Committee, adopted a Related Party Transactions Policy. This policy provides that Interested Transactions with Related Parties, as defined in the policy, are subject to approval or ratification.

For purposes of the policy:

•	an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) we are a participant; and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

•	a “Related Party” is any: (i) person who is or was (since the beginning of the last year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, Director or nominee for election as a Director; (ii) beneficial owner of greater than five percent of our common stock; or (iii) immediate family members of any of the foregoing. Immediate family members include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone not falling into one of the foregoing categories who resides in such person’s home (other than a tenant or employee).

Under this policy, our Nominating / Corporate Governance Committee reviews the material facts relating to all Interested Transactions that require the Committee’s approval and either approves or disapproves of our entry into the Interested Transaction, subject to certain exceptions. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Standing Pre-Approval for Certain Interested Transactions

Under the policy, certain transactions are deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $100,000. These transactions include: (i) employment of executive officers; (ii) director compensation; (iii) certain transactions with other companies; (iv) certain charitable contributions; (v) transactions where all shareholders receive proportional benefits; and (vi) transactions involving competitive bids.

COMPENSATION INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW. The Compensation Committee (or the “Committee”) of our Board of Directors consists of David J. Berkman, Chairman, Joel Hollander and Mark R. LaNeve. Our Committee is responsible for managing and annually reviewing all annual bonus, long-term incentive compensation, equity compensation, employee pension and welfare benefit plans. For executive officers, our Committee evaluates performance and determines compensation policies and levels. Our Committee’s duties are memorialized in its charter, which is available on our website at www.entercom.com.

Our executive officer compensation programs are comprised of the following elements: (i) base salary; (ii) incentive compensation (including annual discretionary incentive bonuses of both cash and equity); and (iii) other compensation such as employee benefit plans including our 401(K) plan, deferred compensation plan, health insurance and life/disability insurance. Our executive officer compensation programs are designed to motivate our executive officers and management employees to attain financial, operational and strategic objectives. These programs generally provide incentives to achieve both annual and longer-term objectives. In making compensation determinations, we assess both the performance of our business and our executives relative to those objectives.

Our compensation policy has been to provide competitive compensation while also seeking to align the financial goals of our executives and management with those of our shareholders. The Committee selectively utilizes market based equity awards to further this goal. To ensure that pay is competitive, we regularly compare our pay practices with those of our competitors and the general competitive market for executive talent. We also consider the performance of our business as compared to the performance of our competitors.

PROCESS. Our Committee meets on a regularly scheduled basis at least two times per year, and typically more frequently as our Committee deems necessary or desirable. Members of our Committee monitor executive compensation trends and discuss compensation matters with our Chief Executive Officer, our Chief Financial Officer and among themselves informally throughout the year. This informal process facilitates the on-going monitoring of the appropriateness of our executive compensation packages and serves to prepare our Committee members for the formal meetings so that definitive compensation decisions can be more easily made at such meetings. In addition, our Committee from time to time has utilized and relied upon the analysis and recommendations of independent compensation consultants. For example, in 2010 the Committee directly engaged Fredrick W. Cook & Co. Inc. as compensation consultants to assist the Committee in reviewing executive compensation.

Our Committee is involved in compensation considerations throughout the year. The process for annual compensation changes and incentive compensation grants typically includes Committee deliberation as well as reports and recommendations made by management at the request of the Committee. Specifically, our Chief Executive Officer presents a report which highlights our performance as a company and the performance of our Chief Executive Officer during the preceding year, as well as compensation previously earned by senior management in prior years. Our Chief Executive Officer then provides our Committee with a recommendation for: (i) executive officer compensation; (ii) senior management compensation; (iii) annual equity grants to the remaining members of our management team and key employees; and (iv) a level of authority for our Chief Executive Officer to make additional equity compensation grants throughout the year. While no formal process for determining compensation is prescribed in the Committee’s charter or otherwise, this informal process has evolved over time.

The process of determining compensation also involves our Committee’s consideration of peer compensation levels. While our Committee does not have a policy regarding benchmarking, our Committee does consider peer compensation when establishing compensation levels. The only manner in which peer compensation levels were used by the Committee in 2015 was as set forth below under the heading “Determination of Compensation.”

Once it receives and considers the various pieces of information, reports and presentations described above, our Committee then meets without management present to determine the appropriate level of compensation. Our Committee sets the compensation of our Chief Executive Officer as well as the other Named Executive Officers.

ELEMENTS OF COMPENSATION.

Base Salary. In setting base salaries for our Named Executive Officers, our Committee generally considers (i) the experience, capabilities, qualities, performance record and relative effectiveness of the individual, (ii) the scope and complexity of the position, (iii) our size; and (iv) the compensation paid by our competitors. In particular, we attempt to set base salaries at levels that are competitive in the industry and in relation to the particular job function of the executive officer.

The annual base salary is intended to reward the executive officer for the day-to-day demands, complexities and difficulties of such officer’s job. The objective is to set base salaries at levels that we and the applicable executive officer believe are fair, given the job functions and their individual performance and experience in relation to those job functions. We attempt to provide annual base salaries that will help to retain the executives and discourage them from seeking or accepting other employment opportunities.

We are party to an employment agreement with each of our Named Executive Officers other than Eugene D. Levin. Specifically, we have employment agreements with: (i) David J. Field, Chief Executive Officer; (ii) Stephen F. Fisher, Executive Vice President and Chief Financial Officer; (iii) Louise C. Kramer, Chief Operating Officer; and (iv) Andrew P. Sutor, IV, Senior Vice President and General Counsel. Each of these agreements provides for a contractual level of base salary.

Incentive Compensation. Our Committee has historically utilized two forms of incentive compensation: cash and equity awards. The cash component is designed to convey an immediate benefit for services performed by the recipient, while the equity component is generally tied to vesting requirements (both time based and market based) and is designed to not only compensate for past service, but to also retain and motivate the recipient.

•	Annual Bonus Awards. All of our Named Executive Officers are eligible to receive bonuses which are determined after a review of our overall performance as well as the individual performance of each such executive officer. For 2015, each Named Executive Officer received a bonus as described in the Summary Compensation Table and below in this Compensation Discussion and Analysis under the heading “Named Executive Officer Compensation.”

Our Committee has significant flexibility in awarding bonuses. The decision to increase or decrease cash bonuses from year to year is generally based on a variety of factors that our Committee deems appropriate, including our overall performance, the individual executive’s performance, the business environment which existed during the year and any extraordinary events that arose during the course of the year. We believe this flexibility and our history of appropriately rewarding performance provide a strong incentive to our executive officers to perform in a manner that will allow us to achieve our corporate objectives.

•	Equity Compensation. To promote our long-term objectives, the Entercom Equity Compensation Plan permits awards to our employees, employees of our subsidiaries, non-employee directors and certain advisors and consultants who are in a position to make a significant contribution to our long-term success. Such equity awards are permitted to be made in the form of nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock / restricted stock unit awards. Equity grants may be time based, market based or performance based.

Determination of Compensation. In order to determine the cash and equity incentive compensation for our senior executive officers (including David J. Field, our Chief Executive Officer), our Committee considered a number of factors including those detailed below.

(i) Our Committee considered our operating performance versus our 2015 business plan. For 2015, excluding our new digital products: (a) with respect to revenue, the Company achieved budget in the second half of the year but missed achieving budget for the full year by 1%; and (b) with respect to expenses, the Company achieved budget in the first half of the year but missed achieving budget for the full year by 1% due to the timing and increased number of local concerts and events organized by the Company’s stations. Our Committee also noted that we did not meet our other key plan financial objectives. In considering our performance versus our 2015 business plan, the Committee recognized that: (x) our performance was significantly stronger than that of our peer group of companies engaged in the business of operating radio stations (listed below); and, (y) excluding the impact of political revenue, our quarterly revenue growth in 2015 accelerated from flat in the first quarter, to +1% in the second quarter, to +4% in the third quarter, and to +5% in the fourth quarter.

(ii) Our Committee recognized that: (a) our revenue growth exceeded that of our markets by 3%; and (b) our same station revenue growth was significantly better than that of our peer group of companies engaged in the business of operating radio stations (listed below).

(iii) Our Committee noted that for 2015, our stock performance exceeded that of our public company peer group (listed below).

(iv) Our Committee considered the successful completion of the LFM acquisition. Our Committee noted that in order to complete the LFM transaction, the Company overcame regulatory hurdles by way of a creative station exchange that enabled the Company to also enter the Los Angeles, California market (the #1 radio market in the United States).

In connection with these transactions, the Committee looked favorably upon: (a) the addition of four top 20 markets with substantial growth opportunities; (b) the attractive purchase price and deal structure; (c) the seamless integration of new stations and corresponding conversion to the Company’s systems; (d) the establishment of new management teams (including general managers and sales leaders) in each new LFM market; (e) the realization of cost synergy savings in excess of those originally anticipated; (f) the opportunity to create additional value at the LFM stations through format development; (g) the continued acceleration of operational improvements at these stations; (h) the minimal impact of the transaction on the Company’s balance sheet; and, (i) the recent agreement to divest a non-strategic LFM station in Denver.

(v) Our Committee also noted the Company’s continued rating success. Specifically, the Company was the leader among the major radio groups in ratings growth over the last two years.

•	Determination of CEO Incentive Compensation. At the beginning of calendar year 2015, our Committee identified certain goals and objectives relating to the performance of our Chief Executive Officer, David J. Field. Specifically, for 2015 our Committee identified a number of goals and objectives as follows:

•	Achieve 2015 business plan

•	Revenue

•	Expense

•	BCF (or Broadcast Cash Flow)

•	EBITDA

•	Adjusted EPS and

•	Free Cash Flow

•	Exceed peer operating performance

•	Market share

•	Same-station revenue growth vs. public company peer group

•	Exceed peer group stock performance

•	Enhance future growth potential through strategic and operational initiatives and improvements:

•	LFM: EBITDA enhancement from improvements, synergies, integration

•	Capital structure management—successful refinancing of high-yield bonds

•	SmartReach Digital—revenue acceleration and profitability by Q4

•	Bolster organizational talent lineup

•	Organizational capabilities

•	Brands and content

•	Develop events and direct to consumer (or DTC) business

•	Industry initiatives and leadership

If there are portfolio changes due to merger and acquisition activity, goals then to be adjusted accordingly.

For purposes of market performance and same station revenue growth analysis, we considered a peer group of companies engaged in the business of operating radio stations. This group included: CBS Radio, Cumulus Media, Inc., and iHeart Media Radio. For purposes of the stock performance analysis, we considered Cumulus Media, Inc. and Townsquare Media Inc.

Broadcast Cash Flow, Free Cash Flow and Adjusted Earnings Per Share are “Non-GAAP Financial Measures.”

We calculate Broadcast Cash Flow (or BCF) as operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs and restructuring charges; and gain or loss on sale or disposition of assets.

We calculate Free Cash Flow as operating income (loss): (i) plus depreciation and amortization, net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses), impairment loss; merger and acquisition costs and restructuring charges; and (ii) less net interest expense (excluding amortization of deferred financing costs), preferred stock dividends, taxes paid and capital expenditures.

We calculate Adjusted Earnings as net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs and restructuring charges; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 40% without discrete items of tax. To calculate adjusted earnings per share we divide by Weighted Average Shares—Diluted.

In order to assist our Committee in determining the level of Mr. Field’s incentive compensation, our Committee reviewed Mr. Field’s performance in light of these goals and objectives. In conducting such a review, our Committee considered many of the factors discussed above under “Determination of Incentive Compensation.”

Pursuant to his employment agreement, Mr. Field was eligible for a bonus of up to $1.4 Million (representing 150% of his base salary). In determining the actual amount of Mr. Field’s bonus, the Committee considered the goals and objectives listed above. Specifically,

•	With respect to achieving our 2015 business plan, while no goals were fully achieved, both the revenue and expenses results were within just 1% off of the 2015 Plan.

•	With respect to exceeding our peer group’s operating performance, the goal was met.

•	With respect to exceeding our peer stock price performance, the goal was met.

•	With respect to enhancing our future growth potential through strategic and operational initiatives and improvements, the Committee found that the goals and objectives were satisfied.

Our Committee did not adopt, nor did it employ, any objective quantifiable standards. Instead, our Committee’s ultimate determination for 2015 was based upon a subjective evaluation of Mr. Field’s overall performance as well as all of the relevant factors identified above. The Committee then subjectively awarded Mr. Field a bonus of $1.4 million. This amount represents approximately 100% of the target bonus payable pursuant to Mr. Field’s employment agreement.

•	Section 162(m) Compliance / 2015 Annual Determination—Entercom Annual Incentive Plan. In accordance with the Entercom Annual Incentive Plan (described below under the heading “Tax Issues Relating To Executive Compensation”), the Committee adopted a “Section 162(m) Compliance Document” so that compensation provided under such Plan for 2015 is considered “performance-based compensation” and tax deductible by Entercom. Such compensation can include the cash bonus awarded to Mr. Field as described above.

The Committee determined that for purposes of the 2015 incentive cash compensation under the Plan, revenue growth, station operating expenses, Adjusted Earnings Per Share and Free Cash Flow Per Share would be the performance measures. The Committee also established a threshold (the “Threshold”) with respect to such performance measures. Specifically, the Threshold for 2015 was the satisfaction of at least two of the following criteria (the “Criteria”) computed in a manner consistent with past practice:

1.	Revenue growth of at least 1%;*

2	Station operating expense of less than $270 million;*

3.	Adjusted Earnings Per Share of at least $0.35; and

4.	Free Cash Flow Per Share of at least $0.80.

*	For existing portfolio of stations.

Free Cash Flow Per Share and Adjusted Earnings Per Share are “Non-GAAP Financial Measures.” The calculation of Free Cash Flow and Adjusted Earnings Per Share are presented earlier in this report. To calculate Free Cash Flow Per Share, we divide Free Cash Flow by Weighted Average Shares—Diluted.

If the Threshold is met, then any cash bonus paid to Mr. Field (subject to the maximum award authorized under the Entercom Annual Incentive Plan) for 2015 will be considered “performance-based compensation” and will be tax deductible by Entercom.

For 2015, the Committee determined that at least two of the four Criteria had been satisfied and that the Threshold had been met. Specifically, the Committee found that:

1.	Revenue growth was estimated to be 2%, thus satisfying the Criteria

2.	Station operating expense was estimated to be $264 million, thus satisfying the Criteria

3.	Adjusted Earnings Per Share was estimated to be $0.82, thus satisfying the Criteria; &

4.	Free Cash Flow Per Share was estimated to be $1.47, thus satisfying the Criteria.

Accordingly, because the Threshold for 2015 was satisfied, the cash component of Mr. Field’s 2015 bonus is considered “performance-based compensation” and is tax deductible by Entercom.

Other Compensation. Our Committee has provided for a number of additional elements of benefit based compensation. These components are designed to accomplish a variety of objectives including: (i) maximizing the full benefit under applicable tax regulations (e.g., our 401(K)); (ii) providing for the health and welfare of our employees and their families (e.g., our employee benefit plans); (iii) conveying a level of security in the context of any possible change of control (e.g. our general severance policy as well as any employee specific agreed upon severance or change of control agreements); and (iv) providing executives with an appropriate level of perquisites.

•	401(K) Plan. We maintain a 401(K) Plan which is generally available to all of our full-time employees. Executive officer participation in this plan is on the same basis as our other employees. All of our Named Executive Officers participate in our 401(K) Plan.

•	Deferred Compensation Plans. We maintain deferred compensation plans for our non-employee directors as well as our management employees. Under each plan, participants are permitted to defer a portion of their income for specific time periods. Our obligations under such plans are unsecured.

•	Employee Benefit Plans. We have a number of benefit plans available to all of our full time employees. These benefits include Medical Insurance, a Dental Plan, voluntary Short-Term Disability Insurance, a Long-Term Disability Plan, Life Insurance and Accidental Death and Dismemberment Insurance Plans, a MEDEX Travel Assist Program, and a voluntary Vision Insurance Plan.

•	Severance and Change-of-Control Benefits. We have a severance policy which is applicable to all of our employees. Under this policy, full-time employees are eligible for up to fifteen weeks of severance (subject to certain requirements). Eugene D. Levin is eligible to participate in our severance policy. Our employment agreements with David J. Field, Stephen F. Fisher, Louise C. Kramer and Andrew P. Sutor govern severance for those officers. In addition, each of these agreements contains provisions which are effective upon a change of control. The applicable severance and change of control provisions for each such officer is described below.

•	Personal Usage of Jet Card We participate in a limited jet card program. We permit our Chairman, CEO/President and other executive officers approved by our CEO/President to use our jet card for personal use, subject to the terms of our Aircraft Usage Policy. Under this policy, our executives must reimburse us for all usage and other incremental charges relating to any such flight(s). While this personal usage is by definition a perquisite, as it is not generally available to all of our employees, there is no associated dollar value of compensation since the executives reimburse us for the entire cost for each personal flight.

•	Car Allowance. Each of our Named Executive Officers, other than Andrew P. Sutor, is provided with either a car allowance or use of a company-owned vehicle.

TAX ISSUES RELATING TO EXECUTIVE COMPENSATION.

Overview. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of certain compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers (excluding our Chief Financial Officer). Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by our shareholders). While our Board desires to maximize the tax deductibility of our executive compensation, some elements of executive compensation may not be tax deductible, and our compensation plans and policies may be modified if our Committee determines that such action is in the best interest of us and our shareholders, even if such action may result in some loss of deductibility. An aggregate of less than $0.1 million in compensation expense in 2015 was over the Section 162(m) limit and therefore was not deductible for tax purposes.

162(m) Compliance / Entercom Annual Incentive Plan. In 2008, we established the Entercom Annual Incentive Plan (the “AI Plan”). The plan was re-approved by our shareholders in 2012. The purpose of the AI Plan is to provide designated employees with the opportunity to receive cash incentive awards. We believe that the AI Plan enhances the incentive for participants to contribute materially to our growth, thereby benefiting us and our shareholders. All of our employees are eligible to participate in the AI Plan. Subject to the limitations in the AI Plan, the Committee determines the amount of any award under the AI Plan. The Committee has the authority to adjust the amount of any award to take into account such factors as it may deem relevant. The maximum cash award that may be earned for any fiscal year by any individual is $3,000,000. The Committee may also determine whether an award is to qualify as performance-based compensation pursuant to Section 162(m)(4)(C) of the Code.

To the extent necessary to comply with Section 162(m)(4)(C) of the Code, no later than ninety days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee: (i) designates one or more Section 162(m) Participants; (ii) selects the Performance Criteria applicable to the Performance Period; (iii) establishes the various Performance Targets and amounts which may be earned for such Performance Period; and (iv) specifies the relationship between the Performance Criteria and the Performance Targets and the amounts which may be earned by each Section 162(m) Participant for such Performance Period.

For purposes of the AI Plan, the term “Performance Criteria” means the following business criteria with respect to us, any subsidiary or any division or operating unit of us: (i) net income, (ii) pre- or after-tax income (loss), (iii) operating income (loss), (iv) fixed expenses, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cost reductions or savings, (x) funds from operations, (xi) funds from operations per share, (xii) appreciation in the fair market value of our stock, (xiii) revenue, (xiv) net revenue, (xv) market share, (xvi) cash available for distribution, (xvii) cash available for distribution per share, (xviii) total shareholder return, (xix) return on invested capital, (xx) economic value added, (xxi) improvement in cash flow (before or after tax), (xxii) successful capital raises, (xxiii) confidential business unit objectives, (xxiv) free cash flow, (xxv) free cash flow per share, (xxvi) adjusted free cash flow, (xxvii) adjusted free cash flow per share, (xxviii) broadcast cash flow, (xxix) adjusted broadcast cash flow, and (xxx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles and/or subject to such adjustments as may be specified by the Committee. The preceding criteria may also be evaluated, where appropriate: (a) on a same station basis; (b) on the basis of growth in any of these criteria; (c) on a comparison basis with a peer group; and/or (d) as a percentage of revenue.

SECURITY OWNERSHIP REQUIREMENTS / GUIDELINES. The Corporate Governance Guidelines adopted by our Board encourage our Directors to purchase shares of our stock. Our Board, however, recognizes that the number of shares of our stock owned by any Director is a personal decision, and our Board determined not to adopt a policy requiring ownership by Directors of a minimum number of our shares. Similarly, we do not have a requirement relating to Named Executive Officer ownership of our shares.

NAMED EXECUTIVE OFFICER COMPENSATION.

David J. Field, President and Chief Executive Officer. Our Principal Executive Officer is David J. Field. Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated December 23, 2010. This agreement had an initial term of three years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension. Mr. Field’s employment agreement again auto renewed for one year in 2015. This agreement provides for an annual base salary, subject to annual three percent increases, and for an annual cash performance-based bonus target of 150% of his annual base salary. Mr. Field’s salary for 2015 was $904,458. In addition, Mr. Field receives certain other benefits as provided from time to time to our senior executive officers as described above.

•	Incentive Compensation. In recognition of his services during 2015, and in light of the considerations described above and in accordance with the terms of his employment agreement, on January 12, 2016, our Committee awarded Mr. Field a bonus of $1,376,736.

•

Termination / Severance Compensation. David J. Field’s employment agreement may be terminated by either party. In the event that Mr. Field is terminated by us without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) prior to the execution of a binding agreement which would result in a change in control, if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, or (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement. If such termination occurs following the execution of a binding agreement which would result in a change in control if consummated on or prior to two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards will become fully vested, and we will pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three year period. We will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months. Additionally, should any of these payments become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make an additional payment in an amount sufficient to place Mr. Field in the same after-tax position as if the excise tax had not applied.

Furthermore, in the event that David J. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance will become fully vested and we will pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, and we will also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.

Finally, Mr. Field’s agreement also provides that in the event of a Change in Control (as defined in the agreement) all of Mr. Field’s then outstanding equity compensation awards will become fully vested and exercisable.

Stephen F. Fisher, Executive Vice President and Chief Financial Officer. Our Principal Financial Officer is Stephen F. Fisher. Mr. Fisher serves as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement dated October 27, 2015. The term of this agreement extends through February 28, 2017. Mr. Fisher’s salary for 2015 was $622,970. Mr. Fisher’s employment agreement provides for an annual base salary, subject to annual increase of 3%, and for an annual cash performance-based bonus target of 80% of his annual base salary. In addition, Mr. Fisher is eligible to participate in our benefit plans generally available to our officers as described above.

•	Incentive Compensation. In recognition of his services during 2015, and in light of the considerations described above and in accordance with the terms of his employment agreement, on January 12, 2016, our Committee awarded Mr. Fisher a bonus of $500,000. In addition, in connection with his 2015 employment agreement, on October 30, 2015 our Committee awarded Mr. Fisher an equity award of 91,666 RSUs which vest 50% on February 28, 2017 and 50% on February 28, 2018.

•	Termination / Severance Compensation. We may terminate Mr. Fisher’s employment for Cause (as defined in the Entercom Equity Compensation Plan) or at our convenience. In the event of a termination by us for Cause, our obligations under the agreement cease. In the event of a termination by us without Cause, subject to certain conditions: (i) we must pay to Mr. Fisher a one-time bonus (calculated as one full year target bonus (i.e., 80% of salary) plus a prorated partial year target bonus); (ii) we must continue to pay Mr. Fisher’s salary and auto allowance through the longer of February 28, 2017 or one year from the termination date; (iii) all grants of options and RSUs will continue to vest through February 28, 2018; and (iv) any vested options may be exercised at any time within the later of two years from the date of termination or ninety days from the date of vesting, but in no event later than the expiration of the original ten year term of the option.

If Mr. Fisher’s agreement expires without being renewed or extended then: (i) we must pay to Mr. Fisher a one-time bonus (calculated as one full year target bonus (i.e., 80% of salary)); (ii) we must continue to pay Mr. Fisher’s salary and auto allowance for one year from the date of such termination; (iii) all grants of options and RSUs will continue to vest through February 28, 2018; and (iv) any vested options may be exercised at any time within the later of two years from the date of termination or ninety days from the date of vesting, but in no event later than the expiration of the original ten year term of the option.

Louise C. Kramer, Chief Operating Officer. Louise C. Kramer serves as our Chief Operating Officer pursuant to an employment agreement dated as of May 5, 2015. This agreement provides for an annual base salary subject to an annual three percent increases, and for an annual cash performance-based bonus target of $350,000. Ms. Kramer’s salary for 2015 was $539,621. In addition, Ms. Kramer is eligible to participate in our benefit plans generally available to our senior executive officers as described above.

•

Incentive Compensation. In recognition of her services during 2015, and in light of the considerations described above, on January 12, 2016, our Committee awarded Ms. Kramer a cash bonus of $177,083. In addition, on February 10, 2016, our Committee awarded Ms. Kramer an equity award of 80,000 RSUs which vest as follows: (a) 60,000 RSUs which vest over four years; and (b) 20,000 RSUs (“Performance RSUs”) which may vest on March 12, 2019

(being 30 days following the third anniversary of such grant) upon the achievement of certain performance targets based on the Total Shareholder Return of our Class A common stock. Total Shareholder Return means: (A) (i) the average closing price over any consecutive 20 trading day period of a share of our Class A common stock minus (ii) the volume-weighted average closing price of the Company’s Class A common stock for the thirty (30) trading days prior to February 10, 2016 (the “Base Price”), divided by (B) the Base Price (subject to certain possible adjustments). The performance targets are the share prices of our Class A common stock that represent a three year Compound Annual Growth Rate of Total Shareholder Return of 8%, 12% and 16% respectively, with one-third of the Performance RSUs vesting at each such target level. Accordingly, the vesting targets are: (x) one-third vesting at $12.74 per share; (y) one-third vesting at $14.20 per share; and (z) one-third vesting at $15.78 per share. Any Performance RSUs remaining unvested on March 12, 2019 will terminate.

Andrew P. Sutor, IV, Senior Vice President, General Counsel and Secretary. Andrew P. Sutor, IV serves as our Senior Vice President, General Counsel and Secretary pursuant to an employment agreement dated as of January 1, 2013. This agreement provides for an annual base salary and for an annual cash performance-based bonus target of $50,000. Mr. Sutor’s salary for 2015 was $275,000. In addition, Mr. Sutor is eligible to participate in our benefit plans generally available to our senior executive officers as described above.

•	Incentive Compensation. In recognition of his services during 2015, and in light of the considerations described above, on January 12, 2016, our Committee awarded Mr. Sutor a cash bonus of $75,000. In addition, on February 10, 2016, our Committee awarded Mr. Sutor an equity award of 16,000 RSUs which vest over four years.

Eugene D. Levin, Vice President, Treasurer and Controller. Eugene D. Levin serves as our Vice President, Treasurer, Controller and Principal Accounting Officer. Mr. Levin’s salary for 2015 was $214,625. In addition, Mr. Levin is eligible to participate in our benefit plans generally available to our officers as described above.

•	Incentive Compensation. In recognition of his services during 2015, and in light of the considerations described above, on January 12, 2016, our Committee awarded Mr. Levin a cash bonus of $30,000. In addition, on February 10, 2016, our Committee awarded Mr. Levin an equity award of 5,000 RSUs which vest over four years.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid to or earned by our Chief Executive Officer and our other most highly compensated executive officers (the “Named Executive Officers”) for services rendered during 2015, 2014 and 2013 (the table includes data for highly compensated executive officers beginning with the year they are added to the table):

		Amounts In Dollars
									Change in
									Pension
									Value and
									Non-
							Non-Equity		qualified
				Value Of			Incentive		Deferred	All
Name and				Restricted		Value Of	Plan		Compen-	Other
Principal				Stock		Option	Compen-		sation	Compen-
Position	Year	Salary	Bonus (1)	Awards (2)		Awards	sation		Earnings	sation		Total
David J. Field, President and Chief Executive Officer	2015	$904,458	$—	$2,190,250	(3)	$—	$1,376,736	(4)	$—	$39,626	(5)	$4,511,070
	2014	$878,114	$—	$1,554,000	(3)	$—	$750,000	(4)	$—	$36,993	(5)	$3,219,107
	2013	$852,538	$—	$—		$—	$500,000	(4)	$—	$34,359	(5)	$1,386,897

Stephen F. Fisher, Executive VP and Chief Financial Officer	2015	$622,970	$500,806	$1,837,985	(6)	$—	$—		$—	$39,185	(7)	$3,000,946
	2014	$604,826	$300,000	$974,669	(6)	$—	$—		$—	$36,944	(7)	$1,916,439
	2013	$587,208	$250,000	$—		$—	$—		$—	$34,897	(7)	$872,105

Louise C. Kramer,	2015	$539,621	$177,083	$683,650	(8)	$—	$—		$—	$22,984	(9)	$1,423,338
Chief Operating Officer	2014	$511,250	$125,000	$528,400	(8)	$—	$—		$—	$22,356	(9)	$1,187,006
	2013	$486,180	$100,000	$367,775	(8)	$—	$—		$—	$22,660	(9)	$976,615

Andrew P. Sutor, IV,	2015	$275,000	$75,000	$154,875	(10)	$—	$—		$—	$18,070	(11)	$522,945
Senior VP, Secretary	2014	$255,000	$50,000	$118,000	(10)	$—	$—		$—	$15,212	(11)	$438,212
and General Counsel	2013	$250,000	$30,000	$40,600	(10)	$—	$—		$—	$15,931	(11)	$336,531

Eugene D. Levin	2015	$214,625	$30,000	$61,950	(12)	$—	$—		$—	$23,651	(13)	$330,226
VP, Treasurer	2014	$210,250	$25,000	$47,200	(12)	$—	$—		$—	$21,319	(13)	$303,769
and Controller	2013	$206,000	$25,000	$60,900	(12)	$—	$—		$—	$19,074	(13)	$310,974

(1)	Includes amounts accrued during the year and either paid in the subsequent year and/or recognized in the subsequent year under a deferred compensation plan.

(2)	Unless otherwise indicated, restricted stock units (“RSUs”), which are subject to service conditions, vest over four years as follows: (i) 50% after two years; (ii) 25% after three years; and (iii) 25% after four years.

For equity incentive plan awards that are subject to market conditions (in addition to service conditions), the fair value and expected term was determined by using the Monte Carlo simulation model, which uses certain variables such as expected volatility, a risk free interest rate and expected dividends. The Monte Carlo method begins with the fair value of the stock price on the date of grant and applies a discount based upon the probability of the stock vesting after meeting the market conditions. The fair values of the Company’s stock at the time of the February 19, 2015 and the February 11, 2014 grants were $12.39 per share and $9.44 per share, respectively, and after applying the valuation model discount, the values used in this chart were $8.41 per share and $6.90 per share, respectively. For more information, refer to the discussion of Share-Based Compensation included in the notes to the consolidated financial statements included in the Company’s annual report on Form 10-K.

(3)	On February 19, 2015, Mr. Field was granted 75,000 RSUs with a fair value of $12.39 per share.

On February 19, 2015 and February 11, 2014, Mr. Field was granted 150,000 and 225,000 RSUs, respectively, which are subject to market conditions (in addition to service conditions) at an average fair value of $12.39 per share and $9.44 per share, respectively ($8.41 per share and $6.90 per share, respectively, after applying the discount model described in note 2 above). The February 19, 2015 grant will vest beginning on February 19, 2017 and ending on February 18, 2018 upon the achievement of certain performance targets. The February 11, 2014 grant vests on February 10, 2016 upon the achievement of certain performance targets. Specifically, if the share price that would result in a Compound Annual Growth Rate (“CAGR”) of the Total Shareholder Return (as defined in the agreement) at any time during the first three years of the agreement for the February 19, 2015 grant and during the first two years of the agreement for the February 11, 2014 grant, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs vest at each such target level. Each target was met and such RSUs did vest on February 10, 2016.

(4)	Includes amounts accrued during the year and paid to Mr. Field in the subsequent year pursuant to the Entercom Annual Incentive Plan.
(5)	All other compensation includes: (i) medical insurance premiums of $21,581, $19,135 and $16,501 for 2015, 2014 and 2013, respectively; (ii) an auto allowance of $14,400 for 2015, 2014 and 2013; and (iii) a Company 401K contribution of $3,375, $3,188 and $3,188 for 2015, 2014 and 2013, respectively.
(6)	On October 30, 2015, the Company granted to Mr. Fisher 91,666 RSUs with a fair market value of $11.04 per share of which 50% vest on February 19, 2017 and 50% vest on February 19, 2018.

On February 19, 2015, the Company granted to Mr. Fisher 66,666 RSUs with a fair value of $12.39 per share of which 50% vested on February 19, 2016 and 50% vest on February 19, 2017.

On February 11, 2014, the Company granted to Mr. Fisher: (a) 66,667 RSUs with a fair value of $9.44 per share of which 50% vested on February 28, 2015 and 50% vested on February 29, 2016; and (b) 50,000 RSUs which are subject to market conditions (in addition to service conditions) at an average fair value of $9.44 per share ($6.90 per share after applying the discount model described in note 2 above). These RSUs vest beginning on February 10, 2015 and ending on February 10, 2016 upon the achievement of certain performance targets. Specifically, if the share price that would result in a CAGR of the Total Shareholder Return (as defined in the agreement) at any time during the first two years of the agreement, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs vest at each such target level. Two thirds of the RSUs granted on February 11, 2014 vested on February 10, 2015, and the remaining third vested on April 23, 2015 upon achieving the applicable target.

(7)	All other compensation includes: (i) an automobile allowance of $18,000 for 2015, 2014 and 2013; (ii) medical insurance premiums of $17,231, $15,177 and $13,130 for 2015, 2014 and 2013, respectively, and (iii) a Company 401K contribution of $3,375, $3,188 and $3,188 for 2015, 2014 and 2013, respectively.
(8)	On February 19, 2015, Ms. Kramer was granted 45,000 RSUs with a fair value of $12.39 per share.

On February 19, 2015 and February 11, 2014, Ms. Kramer was granted on each date 15,000 RSUs, which are subject to market conditions (in addition to service conditions) at an average fair value of $12.39 per share and $9.44 per share, respectively ($8.41 per share and $6.90 per share, respectively, after applying the discount model described in note 2 above). The February 19, 2015 grant will vest beginning on February 19, 2016 and ending on February 18, 2018 upon the achievement of certain performance targets. The February 11, 2014 grant vests beginning on February 10, 2015 and ending on February 10, 2016 upon the achievement of certain performance targets. Specifically, if the share price that would result in a CAGR of the Total Shareholder Return (as defined in the agreement) at any time during the first three years of the agreement for the February 19, 2015 grant and during the first two years of the agreement for the February 11, 2014 grant, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs vest at each such target level. Two thirds of the RSUs granted on February 11, 2014 vested on February 10, 2015, and the remaining third vested on April 23, 2015 upon achieving the applicable target.

On February 8, 2013 and on May 16, 2013, the Company granted Ms. Kramer 17,500 RSUs and 25,000 RSUs, respectively, at a fair value of $7.73 per share and $9.30 per share, respectively.

(9)	All other compensation includes: (i) an auto allowance of $10,800 for 2015, 2014 and 2013; (ii) medical insurance premiums of $8,230, $7,954 and $8,258 for 2015, 2014 and 2013, respectively; and (iii) a Company 401K contribution of $3,375, $3,188 and $3,188 for the years 2015, 2014 and 2013, respectively.
(10)	The Company made the following grants to Mr. Sutor: (a) on February 19, 2015, 12,500 RSUs at a fair value of $12.39 per share; (b) on February 11, 2014, 12,500 RSUs at a fair value of $9.44 per share; and (c) on February 4, 2013, 5,000 RSUs at a fair value of $8.12 per share.
(11)	All other compensation includes: (i) medical insurance premiums of $14,675, $11,987 and $12,743 for 2015, 2014 and 2013, respectively; and (ii) a Company 401K contribution of $3,219, $3,162 and $3,188 for 2015, 2014 and 2013, respectively.
(12)	The Company made the following grants to Mr. Levin: (a) on February 19, 2015, 5,000 RSUs at a fair value of $12.39 per share; (b) on February 11, 2014, 5,000 RSUs with a fair value of $9.44 per share; and (c) on February 4, 2013, 7,500 RSUs with a fair value of $8.12 per share.
(13)	All other compensation includes: (i) medical insurance premiums of $17,230, $15,147 and $13,129 for 2015, 2014 and 2013, respectively; (ii) a Company 401K contribution of $2,290, $2,236 and $2,238 for 2015, 2014 and 2013, respectively; and (iii) the fair value for the use of a Company automobile of $3,113, $3,357 and $3,128 for 2015, 2014 and 2013, respectively.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides summary information concerning compensation equity awards granted to each of our Named Executive Officers during 2015:

Grants of Plan-Based Awards
					Estimated	All Other	All
					Future	Stock	Other		Fair
					Payouts	Awards:	Stock		Value
					Under	Number	Awards:	Exercise	Of
					Equity	Of	Number	Or	Award
		Estimated Future Payouts			Incentive	Shares	Of	Base	On
		Under Non-Equity Incentive			Plan	Of	Securities	Price	Date
	Grant	Plan Awards			Awards	Stock	Underlying	Of Option	Of
Name	Date	Threshold	Target	Maximum	Target	Or Units	Option	Awards	Grant
		($)			(#)			($/Share)	($/Share)
David J. Field	2/19/2015	$—	$—	$—	150,000(1)	—	—	$—	$8.41(2)
	2/19/2015	$—	$—	$—	—	75,000(3)	—	$—	$12.39(4)
Stephen F. Fisher	10/30/2015	$—	$—	$—	—	91,666(5)	—	$—	$11.04(4)
	2/19/2015	$—	$—	$—	—	66,666(6)	—	$—	$12.39(4)
Louise Kramer	2/19/2015	$—	$—	$—	15,000(7)	—	—	$—	$8.41(2)
	2/19/2015	$—	$—	$—	—	45,000(3)	—	$—	$12.39(4)
Andrew P. Sutor, IV	2/19/2015	$—	$—	$—	—	12,500(3)	—	$—	$12.39(4)
Eugene D. Levin	2/19/2015	$—	$—	$—	—	5,000(3)	—	$—	$12.39(4)

1.	These RSUs, which are subject to market conditions (in addition to service conditions), vest beginning on February 19, 2017 and ending on February 18, 2018 upon the achievement of certain performance targets. Specifically, if the share price that would result in a CAGR of the Total Shareholder Return (as defined in the agreement) at any time during the first two years of the agreement, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs will vest at each such target level.
2.	For equity incentive plan awards that are subject to market conditions (in addition to service conditions), the fair value and expected term was determined by using the Monte Carlo simulation model, which uses certain variables such as expected volatility, a risk free interest rate and expected dividends. The Monte Carlo method begins with the fair value of the stock price on the date of grant and applies a discount based upon the probability of the stock vesting after meeting the market conditions. The fair value of the Company’s stock at the time of grant was $12.39 per share. After applying the valuation model discount, the value used in this chart was $8.41 per share. For more information, refer to the discussion of Share-Based Compensation included in the notes to the consolidated financial statements included in the Company’s annual report on Form 10-K.
3.	These RSUs are subject to service conditions and vest over four years as follows: (a) 50% after two years; (b) 25% after three years; and (c) 25% after four years.
4.	The fair value was determined by using the value of our stock price on the date of grant.
5.	These RSUs vest as follows: (i) 50% on February 28, 2017; and (ii) 50% vest on February 28, 2018.
6.	These RSUs vest as follows: (i) 50% on February 29, 2016; and (ii) 50% vest on February 28, 2017.
7.	These RSUs, which are subject to market conditions (in addition to service conditions), vest beginning on February 19, 2016 and ending on February 18, 2018 upon the achievement of certain performance targets. Specifically, if the share price that would result in a CAGR of the Total Shareholder Return (as defined in the agreement) at any time during the first two years of the agreement, minus the value of any dividends paid on each share of common stock during the period commencing on the date of the agreement, is equal to the 8%, 12% and 16% targets, then one-third of such RSUs will vest at each such target level.

NARRATIVE DISCLOSURES

Employment Agreements

David J. Field. Mr. Field serves as our President and Chief Executive Officer pursuant to an employment agreement dated December 23, 2010. This agreement had an initial term of three years with automatic one year extensions following the initial term unless either party provides prior notice of non-extension. In 2015 this agreement again auto-renewed for an additional one year. This agreement provides for an annual base salary subject to an annual three percent increase, and for an annual cash performance-based bonus target of 150% of his annual base salary. Mr. Field’s base salary for 2015 was $904,458. Under this agreement, Mr. Field will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Field’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination Or Change-In-Control Payments.”

Stephen F. Fisher. Mr. Fisher serves as our Executive Vice President and Chief Financial Officer pursuant to an Amended and Restated Employment Agreement dated October 27, 2015. The term of this agreement extends through February 28, 2017. This agreement provides for an annual base salary subject to an annual three percent increase, and for an annual cash performance-based bonus target of 80% of his annual base salary. Mr. Fisher’s base salary for 2015 was $622,970. Under this agreement, Mr. Fisher will also receive certain other benefits as provided from time to time to our senior executive officers. Mr. Fisher’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination Or Change-In-Control Payments.”

Louise C. Kramer. Effective as of May 5, 2015, we entered into an Employment Agreement with Louise C. Kramer pursuant to which Ms. Kramer serves as our Chief Operating Officer. This agreement has an initial term which extends through December 31, 2018 and automatically renews for successive one year extensions following the initial term, unless either party provides at least 120 days prior notice of non-renewal. This agreement provides for an annual base salary subject to an annual three percent increase, and for an annual cash performance-based bonus target of $350,000. Ms. Kramer’s base salary for 2015 was $539,621. Under this agreement, Ms. Kramer will also receive certain other benefits as generally offered to our officers. Ms. Kramer’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination Or Change-In-Control Payments.”

Andrew P. Sutor, IV. Mr. Sutor serves as our Senior Vice President and General Counsel pursuant to an employment agreement effective January 1, 2013. This agreement provides for an annual base salary and for an annual cash performance-based bonus target of $50,000. Mr. Sutor’s base salary for 2015 was $275,000. Under this agreement, Mr. Sutor will also receive certain other benefits as generally offered to our officers. Mr. Sutor’s employment agreement contains provisions which apply in the event of a termination or change of control. See below under the heading “Termination Or Change-In-Control Payments.”

2015 Equity Awards

On February 19, 2015, we granted the following RSUs pursuant to the Entercom Equity Compensation Plan: (i) 75,000 to David J. Field; (ii) 45,000 to Louise C. Kramer; (iii) 12,500 to Andrew P. Sutor, IV; and (iii) 5,000 to Eugene D. Levin. These RSUs vest over four years as follows: (a) 50% two years from the grant date; (b) 25% three years from the grant date; and (c) 25% four years from the grant date. In addition, on February 11, 2014 we granted Stephen F. Fisher 66,667 RSUs which vest 50% per year over two years.

In addition, on February 19, 2015 we granted certain performance targets based on the Total Shareholder Return of our Class A common stock. Specifically we granted: (i) David J. Field 150,000 RSUs which may vest on or after February 19, 2017; and (ii) Louise C. Kramer 15,000 RSUs which may vest on or after February 19, 2016. For purposes of these market based grants, Total Shareholder Return means: (A) (i) the average closing price over any consecutive 20 trading day period of a share of our Class A common stock minus (ii) the closing price of a share of our Class A common stock on February 18, 2015 (the “Base Price”), divided by (B) the Base Price (subject to certain possible adjustments). The performance targets are the share prices of our Class A common stock that represent a three year Compound Annual Growth Rate of Total Shareholder Return of 8%, 12% and 16% respectively, with one-third of the these RSUs vesting at each such target level. Accordingly, the vesting targets are: (x) one-third vesting at $15.26 per share; (y) one-third vesting at $17.01 per share; and (z) one-third vesting at $18.90 per share. Any Performance RSUs remaining unvested on February 19, 2018 will terminate.

On October 30, 2015, in connection with entering into a new employment agreement with Stephen Fisher, we granted Mr. Fisher 91,666 RSUs which vest 50% on February 28, 2017 and 50% on February 28, 2018.

All of the above described grants of restricted stock units include the non-preferential right to receive a dividend equivalent amount upon vesting equal to the accumulated dividends payable on such shares while such shares were unvested. As of December 31, 2015, there were no accrued dividends attributable to these shares of restricted stock.

TERMINATION OR CHANGE-IN-CONTROL PAYMENTS

•	David J. Field. David J. Field’s employment agreement may be terminated by either party. In the event that Mr. Field is terminated by us without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) prior to the execution of a binding agreement which would result in a change in control, if consummated, or more than two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance shall become fully vested and we shall pay him a lump sum payment in an amount equal to the greater of: (i) the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, or (ii) the sum of the base salary and annual bonuses that would otherwise have been payable through the end of the then current term of the agreement. If such termination occurs following the execution of a binding agreement which would result in a change in control if consummated on or prior to two years following a change in control, subject to his execution of a release of claims against us, all of Mr. Field’s outstanding equity compensation awards shall become fully vested, and we shall pay him a lump sum payment in an amount equal to the sum of three years’ annual base salary and three times the highest annual bonus paid to him during the preceding three year period. We shall also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months. Additionally, should any of these payments become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we shall make an additional payment in an amount sufficient to place Mr. Field in the same after-tax position as if the excise tax had not applied. Assuming a December 31, 2015 termination by us without cause, Mr. Field would have received $4.6 million.

Furthermore, in the event that David J. Field dies or becomes disabled, then all of Mr. Field’s outstanding equity compensation awards that vest on the basis of our performance shall become fully vested and we shall pay him (or his estate, if applicable) a lump sum payment in an amount equal to the sum of two years’ annual base salary and two times the highest annual bonus paid during the preceding three year period, and we shall also pay his COBRA premiums for continued health coverage, to the extent he elects such coverage, for a period of up to eighteen months.

Finally, Mr. Field’s agreement also provides that in the event of a change in control (as defined in the agreement) all of Mr. Field’s then outstanding equity compensation awards shall become fully vested and exercisable.

•	Stephen F. Fisher. We may terminate Mr. Fisher’s employment for Cause (as defined in the Entercom Equity Compensation Plan) or at our convenience. In the event of a termination by us for Cause, our obligations under the agreement cease. In the event of a termination by us without Cause, subject to certain conditions: (i) we must pay to Mr. Fisher a one-time bonus (calculated as one full year target bonus (i.e., 80% of salary) plus a prorated partial year target bonus); (ii) we must continue to pay Mr. Fisher’s salary and auto allowance through the longer of February 28, 2017 or one year from the termination date; (iii) all grants of options and RSUs will continue to vest through February 28, 2018; and (iv) any vested options may be exercised at any time within the later of two years from the date of termination or ninety days from the date of vesting, but in no event later than the expiration of the original ten year term of the option. Assuming a December 31, 2015 termination by us without Cause, Mr. Fisher would have received $1.5 million.

If Mr. Fisher’s agreement expires without being renewed or extended then: (i) we must pay to Mr. Fisher a one-time bonus (calculated as one full year target bonus (i.e., 80% of salary)); (ii) we must continue to pay Mr. Fisher’s salary and auto allowance for one year from the date of such termination; (iii) all grants of options and RSUs will continue to vest through February 28, 2018; and (iv) any vested options may be exercised at any time within the later of two years from the date of termination or ninety days from the date of vesting, but in no event later than the expiration of the original ten year term of the option.

•	Louise C. Kramer. We may terminate Ms. Kramer’s employment for Cause (as defined in her agreement) or at our convenience. In the event of a termination by us for Cause, our obligations under the agreement cease. In the event of a termination by us without Cause, subject to certain conditions, (i) we must continue to pay Ms. Kramer’s salary and auto allowance for one year from the termination date; (ii) all grants of options and RSUs will continue to vest during such one year period. Assuming a December 31, 2015 termination by us without Cause, Ms. Kramer would have received $0.6 million.

If Ms. Kramer’s agreement terminates as of December 31, 2018 (or any December 31 thereafter), due to a party electing to exercise the 120 day non-renewal out and we make Ms. Kramer an offer to continue employment for a period of at least one year with a salary and bonus package which is equal to or greater than Ms. Kramer’s then current salary and annual incentive bonus package (a “Qualified Offer”), it shall not be deemed a termination by us and there shall be continued vesting or payment of severance or continuation of salary or bonus payments thereafter. In the event of such a termination where we have not made a Qualified Offer, then subject to certain conditions: (i) we must continue to pay Ms. Kramer’s salary and auto allowance for one year from the termination date; (ii) all grants of options and RSUs will continue to vest during such one year period. These provisions relating to a Qualified Offer continue to apply to each extension of employment pursuant to any prior Qualified Offer or alternative agreement made pursuant to the agreement.

•	Andrew P. Sutor, IV. We may terminate Mr. Sutor’s employment for Cause or at our convenience. In the event of a termination by us for Cause, our obligations under the agreement cease. In the event of a termination by us without Cause, subject to certain conditions: (i) we must pay to Mr. Sutor a one-time bonus equal to six months of Mr. Sutor’s then present salary. Assuming a December 31, 2015 termination by us without Cause, Mr. Sutor would have received $0.1 million.

•	Eugene D. Levin. Mr. Levin is eligible to participate in our severance policy which is applicable to all of our employees. Under this policy, full-time employees are eligible for up to fifteen weeks severance (subject to certain requirements). Assuming a December 31, 2015 termination by us without cause Eugene D. Levin would have received $0.1 million.

OUTSTANDING EQUITY AWARDS TABLE

The following table provides summary information concerning outstanding equity awards as of December 31, 2015 for each of our Named Executive Officers:

Outstanding Equity Awards As Of December 31, 2015
	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market or
			Incentive					Plan Awards:	Payout
			Plan					Number	Value of
			Awards:			Number	Market	of Unearned	Unearned
			Number of			of Shares	Value of	Shares,	Shares,
	Number of	Number of	Securities			Or Units	Shares or	Units or	Units or
	Securities	Securities	Underlying			of Stock	Units of	Other	Other
	Underlying	Underlying	Unexercised			That	Stock	Rights	Rights
	Unexercised	Unexercised	Unearned	Option	Option	Have	That	That	That
	Options	Options	Options	Exercise	Expiration	Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Unexercisable	Price	Date	Vested	Vested (1)	Vested	Vested (1)
	(#)			($)		(#)	($)	(#)	($)
David J. Field	140,000	—	—	$1.34	2/09/2019	—	$—	—	$—
						75,000	$842,250	375,000	$4,211,250
Stephen F. Fisher	40,000	—	—	$1.34	2/09/2019	—	$—	—	$—
						191,665	$2,152,398	—	$—
Louise Kramer	50,000	—	—	$1.34	2/09/2019	—	$—		$—
						114,375	$1,284,431	15,000	$168,450
Andrew P. Sutor, IV	7,500	—	—	$1.34	2/09/2019	—	$—	—	$—
						30,625	$343,919	—	$—
Eugene D. Levin	15,000	—	—	$1.34	2/09/2019	—	$—	—	$—
	1,750	—	—	$11.31	1/7/2018	—	$—	—	$—
						16,875	$189,506	—	$—

(1)	For purposes of computing the market value of the equity awards, the Company used the number of units reflected in the previous column, multiplied by the closing price of the Company’s stock of $11.23 on December 31, 2015.

OPTION EXERCISE AND STOCK VESTED TABLE

The following table provides certain information concerning the exercise of options and the vesting of restricted stock units during 2015 for each of our Named Executive Officers:

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
David J. Field	—	$—	—	$—
Stephen F. Fisher	—	$—	83,334	$977,674
Louise Kramer	—	$—	44,375	$522,744
Andrew P. Sutor, IV	—	$—	9,125	$106,751
Eugene D. Levin	—	$—	9,875	$117,267

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides certain information concerning nonqualified deferred compensation activity during 2015 for each of our Named Executive Officers:

Nonqualified Deferred Compensation
	(amounts in dollars)
	Aggregate	Executive				Aggregate
	Balance	Contributions			Aggregate	Balance
	As of	in 2015	Company	Aggregate	Withdrawals	As of
	December 31,	Calendar	Contributions	Earnings	or	December 31,
Name	2014	Year (1)	in 2015	in 2015 (2)	Distributions	2015 (3)
David J. Field	$—	$—	$—	$—	$—	$—
Stephen F. Fisher	$788,318	$—	$—	$(821)	$—	$787,497
Louise Kramer	$2,125,739	$167,636	$—	$(9,040)	$—	$2,284,335
Andrew P. Sutor, IV	$19,731	$—	$—	$123	$—	$19,854
Eugene D. Levin	$557,044	$30,271	$—	$6,907	$—	$594,222

(1)	Under the Company’s nonqualified deferred compensation plan, the type of compensation that can be deferred is base compensation and bonus.
(2)	The Company determines earnings by providing the employee with a phantom account at a third party who offers a selection of mutual funds. Aggregate earnings are based upon the performance of the mutual funds.
(3)	The employee or their designated beneficiaries are allowed withdrawals based upon certain events, such as death, disability or termination of employment.

DIRECTOR COMPENSATION

For 2015, our non-employee Directors compensation policy provided for the following annual cash compensation: (i) an Annual Board Retainer Fee of $40,000; (ii) Committee Membership Fees of: (a) $7,500 for Audit Committee members; (b) $2,500 for Compensation Committee members; and (c) $2,500 for Nominating/Corporate Governance Committee members; and (iii) Committee Chair Fees of: (x) $15,000 for the Audit Committee Chair; (y) $12,500 for the Compensation Committee Chair; and (z) $5,000 for the Nominating/Corporate Governance Chair. These fees are paid in equal quarterly installments; provided that each non-employee director has the option to elect to receive RSUs in lieu of such cash payments. (No director so elected in 2015). In addition to the cash component, each non-employee Director receives an annual grant of RSUs with a market value of approximately $60,000 to be granted at the time of annual grants to employees of the Company in the form previously approved by the Compensation Committee and which vest over four years.

The following table provides summary information concerning compensation paid to or earned by each of our Directors for services rendered during 2015:

Director Compensation
	(amounts in dollars)
							Change in
							Pension
	Fees						Value and
	Earned		Awards Of			Non-Equity	Nonqualified
	or Paid		Restricted		Awards	Incentive	Deferred	All
	in		Stock		Of	Plan	Compensation	Other
Name	Cash (1)		Units		Options	Compensation	Earnings	Compensation		Total
Joseph M. Field	$—	(2)	$184,177	(3)	$—	$—	$—	$152,406	(4)	$336,583
David Berkman	$57,500		$61,392	(5)	$—	$—	$—	$—		$118,892
Joel Hollander	$53,929		$61,392	(5)	$—	$—	$—	$—		$115,321
Mark R. LaNeve (6)	$47,857		$61,392	(5)	$—	$—	$—	$—		$109,249
David Levy	$24,286	(6)	$59,665	(7)	$—	$—	$—	$—		$83,951

(1)	Non-employee Directors receive their annual fee of $40,000 in cash. Additional fees are paid to non-employee Directors for committee participation.
(2)	Mr. Field is an employee of the Company and does not receive compensation for services as a Director, (including compensation under the Company’s Non-Employee Director Compensation Policy).
(3)	On February 19, 2015, Mr. Field received 14,865 RSUs at a grant date fair value of $12.39 per share that vest over a four-year period (50% in year two, 25% in year three and 25% in year four). The compensation expense for this award is reflected in this column.
(4)	Under an employment agreement with the Company, Mr. Field’s other compensation primarily includes: (i) a base salary of $120,000; (ii) medical insurance premiums of $17,231; (iii) an auto allowance of $14,400; and (iv) a 401K contribution of $600.
(5)	On February 19, 2015, the Director received 4,955 RSUs at a grant date fair value of $12.39 per share that vest over a four-year period (50% in year two, 25% in year three and 25% in year four). The compensation expense for this award is reflected in this column.
(6)	Mr. Levy joined the Board in May 2015.
(7)	In connection with Mr. Levy’s first term on the Board, on May 5, 2015, Mr. Levy received 4,931 RSUs at a grant date fair value of $12.10 that vest over a four-year period (50% in year two, 25% in year three and 25% in year four). The compensation expense for this award is reflected in this column.

EQUITY COMPENSATION PLANS

Equity Compensation Plan Information as of December 31, 2015
	(a)	(b)	(c )
Number Of
	Number Of	Weighted	Securities
	Shares To Be	Average	Remaining
	Issued Upon	Exercise	Available For
	Exercise Of	Price Of	Future Issuance
	Outstanding	Outstanding	Under Equity
	Options,	Options,	Compensation
	Warrants	Warrants	Plans (Excluding
Plan Category	And Rights	And Rights	Column(a))
Equity Compensation Plans Approved by Shareholders:
Entercom Equity Compensation Plan (1)	466,925	$1.93	2,502,986
Equity Compensation Plans Not Approved by Shareholders:
None	—	—	—

Total	466,925		2,502,986

(1)	As of December 31, 2015: (i) the maximum number of shares authorized under the Plan was 10.3 million shares; and (ii) 2.5 million shares remain available for future grant under the Plan. The shares authorized under the Entercom Equity Compensation Plan (the “Plan”) increase each January 1 by 1.5 million shares (or a lesser number as may be determined by the Company’s Board of Directors). For January 1, 2016, our Board of Directors determined that no additional shares would be added to the Plan.

ENTERCOM EQUITY COMPENSATION PLAN

Overview. In 2014 the Plan was amended and restated again to extend the Plan through February 2, 2024. The purpose of the Plan is to attract and retain our employees, employees of our subsidiaries (including employees who are Named Executive Officers or Directors) and to provide incentives to our non-employee Directors and certain advisors and consultants who perform services for us and our subsidiaries. The Plan provides for grants of: (i) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code; (ii) “nonqualified stock options” that are not intended to so qualify (“NQSOs”); (iii) restricted stock / restricted stock units; and (iv) stock appreciation rights (“SARs”).

Shares. As of March 4, 2016, an aggregate of 10.3 million shares of Class A Common Stock are authorized for issuance under the Plan, of which 2.0 million remain available for issuance. The Plan as originally amended and restated in 2005 initially authorized 8.5 million shares, plus an additional 1.5 million shares per year (effective each January 1). For January 1, 2007-08 and 2013-16, our Board of Directors determined that no additional shares would be added to the Plan, while for each of January 1, 2006 and 2009-12 the additional 1.5 million shares were added to the Plan. In addition, as a result of the Company’s 2006 Option Exchange Program (pursuant to which options surrendered net of restricted stock issued were not available for reissuance) and the Company’s 2009 Option Exchange Program (pursuant to which all options surrendered were not available for reissuance) the number of shares that can be issued under the Plan was effectively reduced by an aggregate of 5.7 million shares. Accordingly, the following table shows the shares that have been authorized for issuance under the Plan:

Initial Authorized Amount	8,500,000
Annual Increases (2006 & 2009-12)	7,500,000
2006 Option Exchange Program Decrease	(3,574,376)
2009 Option Exchange Program Decrease	(2,084,518)

TOTAL	10,341,106

Only shares of Class A Common Stock may be issued under the Plan. The number of shares for which ISOs may be issued under the Plan may not exceed 1.85 million shares, subject to adjustment. If and to the extent grants awarded under the Plan expire or are terminated for any reason without being exercised, the shares of Class A Common Stock subject to such grant will again be available for purposes of the Plan.

Administration of the Plan. The Plan is administered and interpreted by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall consist of two or more persons who may be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to ratification or approval by the Board if the Board retains such right, the Committee has authority to: (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size and terms of the grants to be made to each such individual; (iii) determine the time when grants will be made and the commencement and duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; and (iv) deal with any other matters arising under the Plan.

Eligibility for Participation. The following are eligible to be participants in the Plan (“Participants”): (i) all employees of us and our subsidiaries (“Employees”), including Employees who are officers or members of the Board; (ii) members of the Board who are not Employees (“Non-Employee Directors”); and (iii) those consultants and advisors who perform services for us or any of our subsidiaries (“Key Advisors”), if the Key Advisors are natural persons rendering bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares of our stock that may be granted to any individual during any calendar year may not exceed 925,000 shares.

Change of Control. Upon a Change of Control, unless the Committee determines otherwise: (i) each Grantee with outstanding Grants shall receive written notice of such Change of Control: (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable; and (iii) the restrictions and conditions on all outstanding restricted stock shall immediately lapse. Upon a Change of Control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation. A change of control is defined as: (i) any “person” becoming a “beneficial owner” of securities of us representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder; (ii) the consummation by us of: (a) a merger or consolidation where our shareholders will not own more than 50% of all votes required to elect a majority of the Board of Directors of the surviving corporation, or (b) the consummation of an agreement providing for the sale or disposition by us of all or substantially all of our assets; (iii) a liquidation or dissolution of us; or (iv) any person completing a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of our Board.

BOARD OF DIRECTOR COMMITTEE REPORTS

The following Compensation Committee Report and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

To the Board of Directors:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A relating to the 2016 Annual Meeting of Shareholders.

The Compensation Committee is currently comprised of David J. Berkman, Chairman, Joel Hollander and Mark R. LaNeve, each an independent Director.

COMPENSATION COMMITTEE
David J. Berkman, Chairman
Joel Hollander
Mark R. LaNeve
March 16, 2016

AUDIT COMMITTEE REPORT

To the Board of Directors:

The Audit Committee has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2015.

The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the Public Company Accounting Oversight Board Statement on Auditing Standards No. 16.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities Exchange Commission.

The Audit Committee is currently comprised of Joel Hollander, Chairman, David J. Berkman and Mark R. LaNeve, each an independent Director.

AUDIT COMMITTEE
Joel Hollander, Chairman
David J. Berkman
Mark R. LaNeve

February 10, 2016

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 9, 2015, regarding the beneficial ownership of our common stock by: (i) each person known by us to beneficially own more than 5% percent of any class of our common stock; (ii) each of our Directors and Named Executive Officers; and (iii) all of our Directors and Named Executive Officers as a group. Each shareholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Shares of common stock subject to options currently exercisable or that are exercisable within sixty days are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options but are not deemed outstanding for calculating the percentage of any other person.

Name of Beneficial Owner	Common Stock				Percentages
	Class A (1)		Class B (2)
	Number of Shares Beneficially Owned (3)	Percent of Class	Number of Shares Beneficially Owned (3)	Percent of Class	Total Economic Interest (3)	Total Voting Power (3)
Joseph M. Field (4)	1,563,291	4.8%	6,148,282	85.4%	19.3%	61.6%
David J. Field (5)	3,214,068	10.2%	749,250	10.4%	9.9%	11.0%
Stephen F. Fisher (6)	611,597	1.7%	—	—	1.5%	*
Louise C. Kramer (7)	425,807	*	—	—	1.0%	*
Andrew P. Sutor, IV (8)	70,131	*	—	—	*	*
Eugene D. Levin (9)	94,721	*	—	—	*	*
David J. Berkman (10)	50,087	*	—	—	*	*
Joel Hollander	19,911	*	—	—	*	*
Mark R. LaNeve	18,458	*	—	—	*	*
David Levy	11,510	*	—	—	*	*
All Directors and Executive Officers as a group (ten persons)	5,873,487	17.8%	6,897,532	95.8%	31.5%	73.4%
JPMorgan Chase & Co. (11)	3,719,839	11.4%	—	—	9.3%	3.8%
Rubicon Advisor LLC (12)	2,630,711	8.0%	—	—	6.6%	2.7%
Edwin R. Boynton, as trustee (13)	2,285,287	7.0%	—	—	5.7%	2.3%
Martin L. Garcia (14)	2,132,091	6.5%	—	—	5.3%	2.2%
Venator Capital Management, LTD (15)	1,809,201	5.5%	—	—	4.5%	1.9%
BlackRock, Inc. (16)	1,732,459	5.3%	—	—	4.3%	1.8%

*	Less than one percent.
(1)	For the purpose of calculating the percentage of Class A Common Stock held by each shareholder, the total number of shares of Class A Common Stock outstanding does not include the shares of Class A Common Stock issuable upon conversion of the outstanding shares of Class B Common Stock. The number of shares of Class A Common Stock includes all outstanding restricted stock and shares that may be acquired within sixty days through the exercise of options.
(2)	The Class A Common Stock and the Class B Common Stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes, except: (a) any share not voted by either Joseph M. Field or David J. Field is entitled to one vote; (b) the holders of Class A Common Stock, voting as a separate class, are entitled to elect two Directors; (c) each share of Class B Common Stock is entitled to one vote with respect to any “going private” transactions under the Exchange Act; and (d) as required by law. The shares of Class B Common Stock are convertible in whole or in part, at the option of the holder, subject to certain conditions, into the same number of shares of Class A Common Stock.

(3)	With respect to Class A Common Stock: (i) the number of shares beneficially owned and the percentage of economic ownership are based on 32,736,674 shares (which includes 1,516,185 shares that are either unvested restricted stock or vested but deferred shares of restricted stock); and (ii) the percentage of voting power is based on 31,220,489 shares of Class A Common Stock (which excludes 1,516,185 shares that are either unvested restricted stock or vested but deferred shares of restricted stock, neither of which have the right to vote). With respect to Class B Common Stock, the number of shares beneficially owned, the percentage of economic ownership and the percentage of voting ownership are based on 7,197,532 shares of Class B Common Stock outstanding. The number of shares of Class A Common Stock listed for each individual includes all outstanding restricted stock and shares that may be acquired within sixty days of March 4, 2016 through the exercise of options.
(4)	Includes with respect to Class A Common Stock: (a) 6,000 shares of Class A Common Stock that may be acquired through the exercise of options; and (b) 21,578 shares of Class A Common Stock held of record by Joseph M. Field as trustee of a trust for the benefit of his sister-in-law. In addition, these shares include: (x) 75,000 shares of Class A Common Stock deemed to be beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Foundation; and (y) 50,000 shares of Class A Common Stock deemed to be beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Family Environmental Foundation. Mr. Field, however, disclaims beneficial ownership of all shares of Class A Common Stock owned by these two foundations. These shares also include the following securities beneficially owned by Mr. Field’s spouse: (i) 330,000 shares of Class B Common Stock; and (ii) 206,094 shares of Class A Common Stock held of record by Marie H. Field as co-trustee of a trust for the benefit of her daughter. The address of this shareholder is 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.
(5)	Includes with respect to Class A Common Stock: (a) 140,000 shares of Class A Common Stock that may be acquired through the exercise of options; (b) 206,094 shares of Class A Common Stock held of record by David J. Field as co-trustee of a trust for the benefit of his sister, (c) 438,876 shares of Class A Common Stock held of record by David J. Field as co-trustee of a trust for the benefit of David J. Field and his children; and (d) 921,572 shares of Class A Common Stock held of record by David J. Field as co-trustee of two trusts for the benefit of the descendants of David J. Field and his sister, respectively. The address of this shareholder is 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.
(6)	Includes 40,000 shares of Class A Common Stock issuable upon exercise of options.
(7)	Includes 50,000 shares of Class A Common Stock issuable upon exercise of options.
(8)	Includes 7,500 shares of Class A Common Stock issuable upon exercise of options.
(9)	Includes 16,750 shares of Class A Common Stock issuable upon exercise of options.
(10)	Includes 2,000 shares of Class A Common Stock issuable upon exercise of options.
(11)	The address of this shareholder is 270 Park Avenue, 38th Floor, New York, NY 10017.
(12)	The address of this shareholder is 380 Lexington Avenue, 17th Floor, New York, NY 10168.
(13)	Includes: (a) 438,876 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of a trust for the benefit of David J. Field, (b) 498,286 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of a trust for the benefit of the descendants of David J. Field; (c) 1,036,436 shares of Class A Common Stock held of record by Edwin R. Boynton as co-trustee of two trusts for the benefit of the sister of David J. Field and her descendants; (d) 155,594 shares of Class A Common Stock held of record by Edwin R. Boynton as trustee of a trust for the benefit of David J. Field; and (e) 156,095 shares of Class A Common Stock held of record by Edwin R. Boynton as trustee of a trust for the benefit of the sister of David J. Field. The address of this shareholder is Stradley Ronon Stevens & Young, LLP, Attn: Edwin R. Boynton, 2600 One Commerce Square, Philadelphia, Pennsylvania 19103.
(14)	The address of this shareholder is 1700 S. MacDill Avenue, Suite 240, Tampa, FL 33629.
(15)	2 Bloor Street West, Suite 901, Toronto, Ontario M4W 3E2
(16)	The address of this shareholder is 55 East 52nd Street, New York, NY 10055.

OTHER INFORMATION

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Shareholder Director Nominations. Our Bylaws require that for Director nominations to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, the deadline for notification of shareholder Director nominations for the 2017 Annual Meeting is March 13, 2017. Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

Other Shareholder Proposals. Our Bylaws require that for a proposal (other than a Director nomination) to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than the earlier of: (i) sixty days prior to the anniversary date of the immediately preceding annual meeting of shareholders; or (ii) 120 days prior to the anniversary date of the mailing of our proxy statement for the immediately preceding annual meeting of shareholders. Accordingly, the deadline for notification of shareholder proposals for the 2016 Annual Meeting is November 28, 2016. Any such shareholder notification must comply with the requirements set forth in our Bylaws and must be submitted in writing to the Corporate Secretary, Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

Inclusion in Proxy Statement. In order for a shareholder proposal to be considered for inclusion in our proxy statement, such shareholder proposals must satisfy the requirements of Rule 14a-8 of the Exchange Act as well as those set forth in our Bylaws. In accordance with Rule 14a-8, any such shareholder proposal must be received at our executive office (Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania, 19004) not less than 120 calendar days before the date of our proxy statement released to shareholders in connection with the previous year’s annual meeting. Accordingly, the deadline for notification of shareholder proposals for inclusion in our proxy statement for the 2016 Annual Meeting is November 28, 2016.

OTHER PROPOSALS

We do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. If however, other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”), to file reports of beneficial ownership (Forms 3, 4 and 5) of our equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe the Reporting Persons of Entercom were in compliance with these requirements for 2015.

CORPORATE GOVERNANCE

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. We comply with the rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange, and implement other corporate governance practices that we believe are in the best interest of us and our shareholders.

•	Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to each of our employees including our Principal Executive Officer and senior members of our finance department. Our Code of Business Conduct and Ethics is posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

•	Board Committee Charters. Each of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee has a committee charter as required by the rules of the New York Stock Exchange. These committee charters are posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

•	Corporate Governance Guidelines. Our Board of Directors has established certain Corporate Governance Guidelines as required by the rules of the New York Stock Exchange. These guidelines are posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

•	Policies and Procedures for Complaints Regarding Accounting, Internal Accounting Controls, Fraud or Auditing Matters. We have established certain policies and procedures through which employees may report concerns regarding accounting, internal accounting controls, fraud or auditing matters. A copy of our policy is posted on the “Investors” sub-page of our website located at www.entercom.com/investors (Select “Governance”).

ANNUAL REPORT

We are making available a copy of our 2015 Annual Report together with this proxy statement to shareholders of record on the annual meeting record date. Any shareholder who desires an additional copy may obtain it, without charge, by addressing a request to the Corporate Secretary, Entercom Communications Corp., 401 E. City Avenue, Suite 809, Bala Cynwyd, Pennsylvania 19004.

By Order of the Board of Directors,

Andrew P. Sutor, IV
Secretary

Bala Cynwyd, Pennsylvania

March 28, 2016

EXHIBIT A

ENTERCOM 2016 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE OF THE PLAN

The Entercom 2016 Employee Stock Purchase Plan is intended to promote the interests of the Company (as defined in Article 2) by providing Eligible Employees (as defined in Article 2) of a Participating Employer (as defined in Article 2) with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan designed to qualify under section 423 of the Internal Revenue Code of 1986, as amended. The Plan (as defined in Article 2) is not intended and shall not be construed as constituting an “employee benefit plan” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

2.	DEFINITIONS

(a) “1933 Act” shall mean the Securities Act of 1933, as amended.

(b) “Board” shall mean the Company’s Board of Directors.

(c) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than persons who are shareholders of the Company on the date the Plan is adopted) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of all votes required to elect a majority of the Board, provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder;

(ii) The consummation by the Company of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes required to elect a majority of the board of directors of the surviving corporation or (B) the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the assets of the Company;

(iii) The shareholders of the Company approve an agreement providing for a liquidation or dissolution of the Company; or

(iv) Any person has completed a tender offer or exchange offer for shares representing more than 50% of all votes required to elect a majority of the Board.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued from time to time thereunder.

(e) “Common Stock” shall mean the Class A common stock of the Company.

(f) “Company Affiliate” shall mean any U.S. subsidiary corporation that is wholly-owned by the Company, whether now existing or subsequently established.

(g) “Company” shall mean Entercom Communications Corp., and any corporate successor to all or substantially all of the assets or voting stock of Entercom Communications Corp. that shall adopt the Plan.

(h) “Cash Compensation” shall mean (i) the regular hourly wages or base salary paid to a Participant by one or more Participating Employers during the Participant’s period of participation in one or more Offering Periods under the Plan, plus (ii) all overtime and commission payments received during such period. Such Cash Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code section 401(k) salary deferral plan, any Code section 125 cafeteria benefit program or any Code section 132(f)(4) transportation fringe benefit program now or hereafter established by the Company or any Company Affiliate. However, Cash Compensation shall not include any contributions made by the Company or any Company Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code section 401(k), Code section 125, or Code section 132(f)(4) contributions deducted from such Cash Compensation).

(i) “Effective Date” shall mean May 12, 2016.

(j) “Eligible Employee” shall mean any person who is employed by a Participating Employer as an employee on a basis under which he or she is regularly expected to render more than twenty hours of service per week and for more than five months per calendar year and has completed at least one year of employment with a Participating Employer. Notwithstanding any provision contained in the Plan to the contrary, unless otherwise required in order to maintain the qualified status of the Plan under Section 423 of the Code, the following individuals shall be excluded from participation in the Plan: (i) any individual who is classified by a

Exhibit A - 1

Participating Employer as an independent contractor, or (ii) who is otherwise treated by a Participating Employer as other than an employee on its payroll records, including any individual who has signed a document stating that he or she is not eligible to participate in Company benefits, or any leased employee within the meaning of Code section 414(n) or other leased employee, temporary employee, freelancer, lease-to-hire worker, common law employee or worker who performs services for a Participating Employer and who is paid by a job agency or similar outside employment or staffing agency, regardless of whether any of the above such individuals are subsequently determined by the Internal Revenue Service, the U.S. Department of Labor or a court to be employees.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the principal trading market for the Common Stock is a national securities exchange or market, the last reported sale price thereof on the relevant date or (if there were no trades on that date or if the Committee determines otherwise in its discretion) the latest preceding date upon which a sale was reported, or

(ii) If the Common Stock is not principally traded on a national securities exchange or market, the mean between the last reported “bid” and “asked” prices of Common Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Plan Administrator determines.

(iii) If the Common Stock is not publicly traded or, if publicly traded but not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Plan Administrator on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code.

(m) “Offering Period” shall mean the period during which shares of Common Stock shall be offered for purchase under the Plan as described in Section 5.

(n) “Participant” shall mean any Eligible Employee of a Participating Employer who is actively participating in the Plan.

(o) “Participating Employer” shall mean the Company, Company Affiliates, and such other subsidiary and/or affiliate companies as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees, subject to the requirements of applicable law.

(p) “Plan” shall mean the Entercom 2016 Employee Stock Purchase Plan, as set forth in this document, and as amended from time to time.

(q) “Plan Administrator” shall mean the committee appointed by the Board to administer the Plan or its designee.

(r) “Purchase Date” shall mean the last business day of each Offering Period. The initial Purchase Date shall be September 30, 2016.

3.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the enrollment forms to participate in the Plan, that all decisions and determinations of the Plan Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant. The Plan Administrator may delegate its ministerial duties to one or more subcommittees or to a third party administrator, as it deems appropriate.

4.	STOCK SUBJECT TO PLAN

(a) Number of Shares. Subject to adjustment as described below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan is One Million (1,000,000) shares.

(b) Adjustment. If there is any change in the number or kind of shares of Common Stock outstanding by reason of any stock split or reverse stock split, stock dividend, spinoff, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Plan Administrator shall make appropriate adjustments, as determined by the Plan Administrator in its sole discretion, to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any Purchase Date, if applicable, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder. In addition, the Plan

Exhibit A - 2

Administrator shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this Section 4(b) or applicable law. Any adjustments made by the Plan Administrator shall be consistent with Code section 423 and shall be final, binding and conclusive.

5.	OFFERING PERIODS

(a) Limitations. Shares of Common Stock shall be offered for purchase under the Plan through a series of consecutive Offering Periods until such time as the Plan terminates as set forth in Section 10(b).

(b) Duration of Offering Period. Each Offering Period shall be of such duration (not to exceed twenty-seven months) as shall be determined by the Plan Administrator prior to the beginning of such Offering Period. Unless the Plan Administrator determines otherwise before the beginning of the Offering Period, Offering Periods shall commence at three-month intervals on each January 1, April 1, July 1 and October 1 (or the next business day, if such date is not a business day) over the term of the Plan, and each Offering Period shall last for three months, ending on March 31, June 30, September 30 or December 31, as the case may be (or the closest business day preceding such date, if such date is not a business day). Accordingly, unless the Plan Administrator determines otherwise, four separate Offering Periods shall commence in each calendar year during which the Plan remains in existence.

6.	ELIGIBILITY

(a) Commencement of Participation. Each individual who is an Eligible Employee on the start date of any Offering Period under the Plan may enter that Offering Period on such start date. However, an Eligible Employee may participate in only one Offering Period at a time, to the extent applicable.

(b) Limitation on Participation. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code section 424(d)) or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate.

(c) Enrollment Forms. Except as otherwise provided in Section 6(a) above, in order to participate in the Plan for a particular Offering Period, an Eligible Employee must complete enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator at such time on or before the beginning of that Offering Period, in such manner as determined by the Plan Administrator (which may include electronic submission). An Eligible Employee who is actively participating in the Plan shall automatically be enrolled as a Participant for the next Offering Period, unless the Eligible Employee elects otherwise at least seven days prior to the beginning of the next Offering Period (or by such other date as the Plan Administrator determines) by filing the appropriate form with the Plan Administrator.

7.	PAYROLL DEDUCTIONS

(a) Elections. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of 1% of the Cash Compensation paid to the Participant during each Offering Period, up to a maximum of 15% of Cash Compensation. The deduction rate so authorized shall continue in effect throughout the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the Offering Period, reduce his or her rate of payroll deduction to zero to become effective as soon as possible after filing the appropriate form with the Plan Administrator. Following the effectiveness of such payroll rate reduction, the Participant will continue to participate in the Offering Period with the payroll deductions accrued prior to the reduction, unless the Participant requests a refund. Except as provided in this Section 7(a)(i), in no event may a Participant increase or otherwise change the rate of payroll deduction during an Offering Period.

(ii) Prior to the commencement of any new Offering Period, a Participant may increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the 15% of Cash Compensation maximum) shall become effective on the start date of the first Offering Period following the filing of such form.

(b) Commencement. Payroll deductions shall begin on the first pay day as of which commencement is administratively feasible following the beginning of the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to a book account established on the Company’s records for the Participant. No interest shall accrue on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

(c) Cessation of Payroll Deductions. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the Plan.

Exhibit A - 3

(d) No Requirement to Purchase. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.

8.	PURCHASE RIGHTS

(a) Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each Offering Period in which he or she is enrolled. The purchase right shall be granted on the start date of the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock, upon the terms set forth below. To the extent required by the Plan Administrator, the Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

(b) Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date for the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on the Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Offering Period to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

(c) Purchase Price. Unless the Plan Administrator determines otherwise prior to the beginning of the Offering Period, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date shall be equal to 85% of the Fair Market Value per share of Common Stock on the Purchase Date. The Plan Administrator may change the purchase price prior to the beginning of an Offering Period, provided that the purchase price may not be less than the 85% of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that Offering Period or (ii) the Fair Market Value per share of Common Stock on the Purchase Date.

(d) Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Offering Period by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock that may be purchased by a Participant on any one Purchase Date shall not exceed 2,000 shares, subject to adjustment as described in Section 4(b) and this Section 8(d) and subject to the accrual limitation under Article 9 below. In addition, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period, to determine whether there will be a maximum number of shares of Common Stock that may be purchased in total by all Participants in the Plan on any Purchase Date, subject to adjustment as described in Section 4(b) and the accrual limitation under Article 9 below. The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period, to increase or decrease the limitation to be in effect for the number of shares of Common Stock that may purchased by a Participant on each Purchase Date, subject to the accrual limitation under Article 9 below and the adjustment described in Section 4(b) above.

(e) Excess Payroll Deductions. Any payroll deductions that are not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date, unless the Participant requests a refund. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitations on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

(f) Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article 9, precluded from purchasing additional shares of Common Stock on a Purchase Date, then no further payroll deductions shall be collected from such Participant with respect to that Purchase Date. Payroll deductions shall automatically resume on behalf of the Participant at the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 8(g) below.

(g) Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an Offering Period:

(i) A Participant may withdraw from the Offering Period in which he or she is enrolled at any time prior to the Purchase Date (or by such other date as the Plan Administrator determines) by filing the appropriate form with the Plan Administrator within ten days prior to the Purchase Date (or such other date as the Plan Administrator determines), and no further payroll deductions shall be collected from the Participant with respect to that Offering Period. Any payroll deductions collected during the Offering Period in which such withdrawal occurs shall, at the Participant’s election, be promptly refunded or held for the purchase of shares on the Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Offering Period in which such withdrawal occurs shall be promptly refunded.

Exhibit A - 4

(ii) The Participant’s withdrawal from an Offering Period shall be irrevocable, and the Participant may not subsequently rejoin that Offering Period at a later date. In order to resume participation in any subsequent Offering Period, the Participant must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the beginning of that Offering Period.

(h) Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i) If a Participant ceases to be an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, the Participant’s purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Offering Period in which the purchase right so terminates shall be promptly refunded to the Participant.

(ii) If a Participant ceases to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable at any time prior to the Purchase Date (or by such other date as the Plan Administrator determines), to (A) withdraw all the payroll deductions collected to date on his or her behalf for that Offering Period or (B) have such funds held for the purchase of shares on his or her behalf on the Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant has a right to reemployment with the Company provided by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Eligible Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled start date into the applicable Offering Period.

(i) Change of Control. Unless the Plan Administrator determines otherwise prior to the effective date of any Change of Control, in the event of a Change of Control during an Offering Period, no purchase rights will be exercised for such Offering Period and all payroll deductions accrued during an Offering Period up until the date immediately prior to the date of the Change of Control shall be refunded to Participants.

(j) Proration of Purchase Rights. If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceeds the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such Participant, shall be promptly refunded.

(k) Assignability. A purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

(l) Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

(m) ESPP Brokerage Account; Restrictions on Sale. The shares of Common Stock purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Brokerage Account. The following policies and procedures shall be in place for any shares deposited into the Participant’s ESPP Brokerage Account until those shares have been held for the requisite period necessary to avoid a disqualifying disposition under U.S. federal tax laws:

(i) Unless the shares are sold, the shares must be held in the ESPP Brokerage Account until the later of the following two periods: (x) the end of the two-year period measured from the start date of the Offering Period in which the shares were purchased and (y) the end of the one-year period measured from the actual Purchase Date of those shares.

(ii) Unless the shares are sold, the deposited shares shall not be transferable (either electronically or in certificate form) from the ESPP Brokerage Account until the required holding period for those shares is satisfied. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. After the required holding period, the shares may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

(iii) The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. These procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.

Exhibit A - 5

(iv) The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in employee status.

(n) Notwithstanding anything to the contrary in the Plan or any policy of the Company, the Plan Administrator may require that shares acquired under the Plan not be sold or otherwise be disposed of for a period of up to twelve (12) months following the Purchase Date on which those shares were purchased. The foregoing restriction, if imposed, shall not apply in the event of Participant’s death to the transfer of shares to the Participant’s estate or to the subsequent sale of the shares by the estate. Shares acquired under the Plan must be held in the Participant’s ESPP Brokerage Account during any such restriction period and may be subject to further transfer restrictions as set forth above in Section 8(m)(ii).

9.	ACCRUAL LIMITATIONS

(a) Dollar Limitation. Notwithstanding anything in the Plan to the contrary, no Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent that such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code section 423) of the Company or any Company Affiliate, would otherwise permit the Participant to purchase more than $25,000 worth of stock of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year in which such rights are at any time outstanding.

(b) Application of Dollar Limitation. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall apply:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue on each Purchase Date on which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year in which such rights were at any time outstanding.

(iii) If a purchase right is outstanding in more than one calendar year, then Common Stock purchased pursuant to the exercise of such purchase right shall be applied first, to the extent allowable under this Article, against the $25,000 limitation for the earliest year in which the purchase right was outstanding, then against the $25,000 limitation for each succeeding year, in order.

(c) Refund. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the payroll deductions that the Participant made during that Offering Period with respect to such purchase right shall be promptly refunded.

(d) Conflict. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

10.	EFFECTIVE DATE AND TERM OF THE PLAN

(a) Effective Date. The Plan was adopted by the Board on February     , 2016, and shall become effective at the Effective Date, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be purchased hereunder, until (i) the Plan shall have been approved by the stockholders of the Company and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation have been met. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial Offering Period hereunder shall be promptly refunded.

(b) Term. Unless sooner terminated by the Board, the Plan shall terminate upon the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

Exhibit A - 6

11.	AMENDMENT AND TERMINATION

The Board may alter, amend, suspend or terminate the Plan at any time, to become effective immediately following the close of any Offering Period; provided, however, that any such action will be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Common Stock may then be quoted or listed, or if such stockholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to stockholders for approval. In the event of Plan termination, any outstanding payroll deductions that are not used to purchase Common Stock on a Purchase Date pursuant to the Plan shall be promptly refunded to such Participants.

12.	GENERAL PROVISIONS

(a) Death. In the event of the death of a Participant, the Company shall deliver any shares of Common Stock, cash or both shares of Common Stock and cash held for the benefit of Participant to the executor or administrator of the estate of the Participant.

(b) Expenses. All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

(c) No Right of Employment. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate or interfere with or otherwise restrict in any way the rights of the Company (or any Company Affiliate) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

(d) Withholding. If and to the extent that any stock purchases or sales under this Plan are subject to federal, state or local taxes, the Company is authorized to withhold all applicable taxes from shares issuable under the Plan or from other compensation payable to the Participant.

(e) Transferability. Neither payroll deductions credited to a Participant nor any rights with regard to the exercise a purchase right under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 8(g).

(f) Voting. The Participant shall have no voting rights in shares that he or she may purchase pursuant to the Plan until such shares of Common Stock have actually be purchased by the Participant.

(g) Governing Law. The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

Exhibit A - 7

PROXY	PROXY

ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS A COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

THURSDAY, MAY 12, 2016 AT 8:30 AM

The undersigned holder of Class A Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints Stephen F. Fisher and Andrew P. Sutor, IV, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class A Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 12, 2016 at 8:30 a.m. local time, at 401 E. City Avenue, Suite 122, Bala Cynwyd, PA 19004, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING SHAREHOLDERS OF

ENTERCOM COMMUNICATIONS CORP.

May 12, 2016

CLASS A COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

MAY 12, 2016. THE PROXY STATEMENT AND ANNUAL REPORT

ARE AVAILABLE AT www.entercom.com/investors.

SELECT “PROXY MATERIAL.”

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 1 through 4.

1. & 2. Election of Class A and Other Directors.

[ ]     FOR ALL NOMINEES         [ ]   WITHHOLD AUTHORITY FOR ALL NOMINEES         [ ]   FOR ALL EXCEPT:

Class A Directors:	( ) David J. Berkman; ( ) Joel Hollander
Other Directors:	( ) Joseph M. Field; ( ) David J. Field; ( ) Mark R. LaNeve; ( ) David Levy.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here (X).

3.	Approval of the Entercom 2016 Employee Stock Purchase Plan.

                [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN

4.	Ratification of the Selection of the Company’s independent registered public accounting firm for the year ending December 31, 2016.

                [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges access to the Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 1 - 4 are fully explained.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Signature of Shareholder	Date	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	[	]

PROXY	PROXY

ENTERCOM COMMUNICATIONS CORP.

PROXY FOR CLASS B COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

THURSDAY, MAY 12, 2016 AT 8:30 AM

The undersigned holder of Class B Common Stock, par value $0.01, of Entercom Communications Corp. (the “Company”) hereby appoints Stephen F. Fisher and Andrew P. Sutor, IV, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class B Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 12, 2016 at 8:30 a.m. local time, at 401 E. City Avenue, Suite 122, Bala Cynwyd, PA 19004, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING SHAREHOLDERS OF

ENTERCOM COMMUNICATIONS CORP.

May 12, 2016

CLASS B COMMON STOCK

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON

MAY 12, 2016. THE PROXY STATEMENT AND ANNUAL REPORT

ARE AVAILABLE AT www.entercom.com/investors.

SELECT “PROXY MATERIAL.”

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 2 through 4.

2. Election of Other Directors.

[ ]   FOR ALL NOMINEES         [ ]   WITHHOLD AUTHORITY FOR ALL NOMINEES         [ ]   FOR ALL EXCEPT:

Other Directors:	( ) Joseph M. Field; ( ) David J. Field; ( ) Mark R. LaNeve; ( ) David Levy.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here (X).

3.	Approval of the Entercom 2016 Employee Stock Purchase Plan.

                [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN

4.	Ratification of the Selection of the Company’s independent registered public accounting firm for the year ending December 31, 2016.

                [ ]  FOR             [ ]  AGAINST            [ ]  ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 2 - 4 are fully explained.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If you provide a proxy without indicating how you wish to vote, all of your shares will be voted at the discretion of your proxies on any matter that may be properly brought before the Annual Meeting, except to the extent such discretionary voting is not permitted by any applicable rules or regulations. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Signature of Shareholder	Date	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above.

Please note that changes to the registered name(s) on the account may not be submitted via this method.

[	]